                                                                     EXHIBIT 1

================================================================================

                        AGREEMENT AND PLAN OF MERGER AND
                                 REORGANIZATION

                                  BY AND AMONG

                                 SMARTFORCE PLC,

                           ATLANTIC ACQUISITION CORP.

                                       AND

                              CENTRA SOFTWARE, INC.



                          Dated as of January 16, 2002

================================================================================

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE I THE MERGER ........................................................   2

     1.1    The Merger ......................................................   2
     1.2    Effective Time; Closing .........................................   2
     1.3    Effect of the Merger ............................................   2
     1.4    Certificate of Incorporation; Bylaws ............................   2
     1.5    Directors and Officers ..........................................   3
     1.6    Effect on Capital Stock .........................................   3
     1.7    Surrender of Certificates .......................................   4
     1.8    No Further Ownership Rights in Company Common Stock .............   6
     1.9    Lost, Stolen or Destroyed Certificates ..........................   6
     1.10   Tax Consequences ................................................   6
     1.11   Taking of Necessary Action; Further Action ......................   6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY ........................   6

     2.1    Organization and Qualification; Subsidiaries ....................   7
     2.2    Certificate of Incorporation and Bylaws .........................   7
     2.3    Capitalization ..................................................   7
     2.4    Authority Relative to this Agreement ............................   9
     2.5    No Conflict; Required Filings and Consents ......................  10
     2.6    Compliance; Permits .............................................  11
     2.7    SEC Filings; Financial Statements ...............................  11
     2.8    No Undisclosed Liabilities ......................................  12
     2.9    Absence of Certain Changes or Events ............................  12
     2.10   Absence of Litigation ...........................................  13
     2.11   Employee Benefit Plans ..........................................  13
     2.12   Labor Matters ...................................................  15
     2.13   Registration Statement/Joint Proxy Statement/Prospectus .........  16
     2.14   Restrictions on Business Activities .............................  16
     2.15   Title to Property ...............................................  16
     2.16   Taxes ...........................................................  17
     2.17   Environmental Matters ...........................................  18
     2.18   Brokers .........................................................  19
     2.19   Intellectual Property ...........................................  19
     2.20   Agreements, Contracts and Commitments ...........................  24
     2.21   Insurance .......................................................  25
     2.22   Opinion of Financial Advisor ....................................  25
     2.23   Board Approval ..................................................  26
     2.24   Vote Required ...................................................  26
     2.25   State Takeover Statutes .........................................  26

                                TABLE OF CONTENTS
                                  (continued)

                                                                              Page
                                                                              ----
ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB ..........  26

     3.1   Organization and Qualification; Subsidiaries ......................  26
     3.2   Certificate of Incorporation and Bylaws ...........................  27
     3.3   Capitalization ....................................................  27
     3.4   Authority Relative to this Agreement ..............................  28
     3.5   No Conflict; Required Filings and Consents ........................  28
     3.6   SEC Filings; Financial Statements .................................  29
     3.7   No Undisclosed Liabilities ........................................  30
     3.8   Absence of Certain Changes or Events ..............................  30
     3.9   Absence of Litigation .............................................  30
     3.10  Registration Statement; Joint Proxy Statement/Prospectus ..........  30
     3.11  Brokers ...........................................................  31
     3.12  Opinion of Financial Advisor ......................................  31
     3.13  Board Approval ....................................................  31
     3.14  Vote Required .....................................................  31
     3.15  Compliance; Permits ...............................................  31
     3.16  Intellectual Property .............................................  31
     3.17  Taxes .............................................................  32
     3.18  Benefit Plans .....................................................  33

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME ...............................  34

     4.1   Conduct of Business by Company ....................................  34
     4.2   Conduct of Business by Parent .....................................  37

ARTICLE V ADDITIONAL AGREEMENTS ..............................................  38

     5.1   Joint Proxy Statement/Prospectus; Registration Statement ..........  38
     5.2   Stockholder Meetings ..............................................  39
     5.3   Confidentiality; Access to Information ............................  40
     5.4   No Solicitation ...................................................  40
     5.5   Public Disclosure .................................................  42
     5.6   Reasonable Efforts; Notification ..................................  42
     5.7   Third Party Consents ..............................................  43
     5.8   Stock Options; Stock Purchase Plan ................................  43
     5.9   Employee Compensation .............................................  44
     5.10  Form S-8 ..........................................................  45
     5.11  Indemnification ...................................................  45
     5.12  Nasdaq Listing ....................................................  45
     5.13  Affiliates ........................................................  45
     5.14  Board of Directors of Parent; Officer Appointment .................  46

                                TABLE OF CONTENTS
                                  (continued)

                                                                                       Page
                                                                                       ----
     5.15  Regulatory Filings; Reasonable Efforts ....................................  46
     5.16  Tax-Free Reorganization ...................................................  46
     5.17  Section 16 Matters ........................................................  46
     5.18  Benefit Plans .............................................................  47

ARTICLE VI CONDITIONS TO THE MERGER ..................................................  48

     6.1   Conditions to Obligations of Each Party to Effect the Merger ..............  48
     6.2   Additional Conditions to Obligations of Company ...........................  48
     6.3   Additional Conditions to the Obligations of Parent and Merger Sub .........  49

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER ........................................  50

     7.1   Termination ...............................................................  50
     7.2   Notice of Termination; Effect of Termination ..............................  52
     7.3   Fees and Expenses .........................................................  52
     7.4   Amendment .................................................................  53
     7.5   Extension; Waiver .........................................................  53

ARTICLE VIII GENERAL PROVISIONS ......................................................  54

     8.1   Survival of Representations and Warranties ................................  54
     8.2   Notices ...................................................................  54
     8.3   Interpretation; Definitions ...............................................  55
     8.4   Counterparts ..............................................................  56
     8.5   Entire Agreement; Third Party Beneficiaries ...............................  56
     8.6   Severability ..............................................................  56
     8.7   Other Remedies; Specific Performance ......................................  57
     8.8   Governing Law .............................................................  57
     8.9   Rules of Construction .....................................................  57
     8.10  Assignment ................................................................  57

                                INDEX OF EXHIBITS
                                -----------------

     Exhibit A-1   Persons and Entities to Sign Company Voting Agreements

     Exhibit A-2   Form of Company Voting Agreement

     Exhibit B-1   Persons and Entities to Sign Parent Voting Agreements

     Exhibit B-2   Form of Parent Voting Agreement

     Exhibit C     Form of Affiliate Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of January 16, 2002, among SmartForce PLC, a public limited liability company organized under the laws of the Republic of Ireland ("Parent"), Atlantic Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Centra Software, Inc., a Delaware corporation ("Company").

                                    RECITALS
                                    --------

     A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), Parent and Company intend to enter into a business combination transaction.

     B. The Board of Directors of Company (i) has determined that the Merger (as defined in Section 1.1) is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders, (ii) has approved and declared advisable this Agreement, and has approved the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Company adopt and approve this Agreement and approve the Merger.

     C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Parent approve the issuance of Parent ADSs (as defined below) pursuant to the Merger (the "Share Issuance").

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, the persons and entities listed on Exhibit A-1 are entering into stockholder agreements in
                       -----------
the form attached hereto as Exhibit A-2 (the "Company Voting Agreements"); and
                            -----------
as a condition and inducement to Company's willingness to enter into this Agreement, the persons listed on Exhibit B-1 are entering into stockholder
                                 -----------
agreements in the form attached hereto as Exhibit B-2 (the "Parent Voting
                                          -----------
Agreements").

     E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1  The Merger. At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time; Closing. Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Merger and Reorganization and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time the
                       --------  -------
Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be as agreed upon by Parent and Company prior to the Effective Time.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers. The initial directors of the Surviving
          ----------------------
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.6  Effect on Capital Stock. Subject to the terms and conditions of this
          -----------------------
Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

          (a)  Conversion of Company Common Stock. Each share of Common Stock,
               ----------------------------------
$0.001 par value per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.425 (the "Exchange Ratio") American Depositary Shares of Parent (the "Parent ADSs") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in
Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in
Section 1.9). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent ADSs issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the ADRs (as defined in Section 1.7) representing such Parent ADSs may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

          (b)  Cancellation of Parent-Owned Stock. Each share of Company Common
               ----------------------------------
Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Stock Plans. At the Effective Time, all options to purchase
               -----------
Company Common Stock then outstanding under Company's 1995 Stock Plan (the "1995 Stock Plan"), Company's 1999 Stock Incentive Plan (the "1999 Stock Plan"), Company's 1999 Director Plan (the "Director Plan," together with the 1995 Stock Plan and the 1999 Stock Plan, collectively the "Company Option Plans") shall be assumed by Parent in accordance with Section 5.8 hereof. At the Effective Time, all rights outstanding under Company's 1999 Employee Stock Purchase Plan (the "Company Stock Purchase Plan") shall be treated as set forth in Section 5.8 hereof.

          (d)  Capital Stock of Merger Sub. Each share of Common Stock, $0.001
               ---------------------------
par value per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (e)  Adjustments to Exchange Ratio. The Exchange Ratio shall be
               -----------------------------
adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into Parent ADSs or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Ordinary Shares (as defined in Section 3.3), Parent ADSs or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (f)  Fractional Shares. No fraction of a Parent ADS will be issued by
               -----------------
virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a Parent ADS (after aggregating all fractional Parent ADSs that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.7(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of Parent ADSs for the ten trading days immediately preceding the last full trading day prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

     1.7  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent. Parent shall select a bank or trust company
               --------------
reasonably acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

          (b)  Parent to Provide ADSs. As promptly as practicable after the
               ----------------------
Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, that number of Parent ADSs as is issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

          (c)  Exchange Procedures. As soon as practicable after the Effective
               -------------------
Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Parent ADSs pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to
Section 1.7(d), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for American Depositary Receipts ("ADRs") representing Parent ADSs, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor ADRs representing the number of whole Parent ADSs into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.7(d) as to the payment of dividends, to evidence only the ownership of the number of full Parent ADSs into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to
Section 1.7(d).

          (d)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Parent ADSs with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the Parent ADSs represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, ADRs representing whole Parent ADSs issued in exchange therefor along with payment in lieu of fractional shares pursuant to
Section 1.6(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole Parent ADSs.

          (e)  Transfers of Ownership. If ADRs representing Parent ADSs are to
               ----------------------
be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of ADRs representing Parent ADSs in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  Required Withholding. Each of the Exchange Agent, Parent and the
               --------------------
Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (g)  No Liability. Notwithstanding anything to the contrary in this
               ------------
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of Parent ADSs or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  No Further Ownership Rights in Company Common Stock. All Parent ADSs
          ---------------------------------------------------
issued in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to Sections 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9  Lost, Stolen or Destroyed Certificates. In the event that any
          --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, ADRs representing the Parent ADSs into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent
                                                  --------  -------
may, in its discretion and as a condition precedent to the issuance of such ADRs representing Parent ADSs, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax Consequences. The parties hereto intend that the Merger shall
          ----------------
constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     1.11 Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the Company and Merger Sub will cause their respective current officers to take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Company to Parent dated as of the date hereof (the "Company Schedule") referencing a specific representation, as follows:

     2.1  Organization and Qualification; Subsidiaries.
          --------------------------------------------

          (a) Each of Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole. Each of Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, be material to the Company and its subsidiaries taken as a whole.

          (b) Company has no subsidiaries except for the corporations identified in Section 2.1(b) of the Company Schedule. Neither Company nor any of its subsidiaries has agreed nor is obligated to make nor be bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "Contract") under which it may become obligated to make, any future investment in or capital contribution to any entity other than Company or a direct or indirect wholly-owned subsidiary of Company. Neither Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business, association or entity other than the entities listed in Section 2.1(b) of the Company Schedule, all of which are direct or indirect wholly-owned subsidiaries of Company.

     2.2  Certificate of Incorporation and Bylaws. Company has previously
          ---------------------------------------
furnished to Parent a complete and correct copy of its certificate of incorporation and bylaws and equivalent organizational documents of each of its subsidiaries, each as amended to date (together, the "Company Charter Documents"), and such Company Charter Documents are in full force and effect. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its respective Company Charter Documents.

     2.3  Capitalization.
          --------------

          (a) The authorized capital stock of Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of Preferred Stock ("Company Preferred Stock"), each having par value $0.001 per share. As of the close of business on January 15, 2002 (i) 25,418,045 shares of Company Common Stock are issued and outstanding; (ii) no shares of Company Common Stock are held in treasury by Company or by subsidiaries of Company; (iii) 747,514 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1995 Stock Plan;
(iv) 4,320,656 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1999 Stock Plan; (v) no shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the Directors Plan; (vi) 1,286,598 shares of Company Common Stock are reserved for future issuance under the Company Stock Purchase Plan; (vii) not more than 3,489,986 shares of Company Common Stock are available for future grant under the 1995 Stock Plan; (viii) 688,934 shares of Company Common Stock are available for future grant under the 1999 Stock Plan; (ix) 200,000 shares of Company Common Stock are available for future grant under the Directors Plan; and (x) no shares of Company Preferred Stock are issued or outstanding. From the close of business on January 15, 2002 through the date hereof, the Company has not issued any shares of Company Common Stock (other than shares of Company Common Stock issued pursuant to the exercise of options purported in this Section 2.3(a) to be outstanding) or any options, warrants or other rights to acquire Company Common Stock. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Company Charter Documents or any agreement or document to which Company is a party or by which it is bound.
Section 2.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option (as defined in Section 5.8) outstanding as of the date of this Agreement: (i) the name and address of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted;
(iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; and (vi) the applicable vesting schedule. Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.3(a) of the Company Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements (as defined below). For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

          (b) Except for securities Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, right of first refusals, preemptive rights, community property interests or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset but excluding restrictions on transfer under applicable securities laws) directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.

          (c) Except as set forth in Section 2.3(a) or Section 2.3(c) of the Company Schedule, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Section 2.3(c) of the Company Schedule, there are no registration rights and there is, except for the Company Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other similar agreement or understanding to which the Company or any of its subsidiaries is a party or by which they are bound with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of the Company will not be entitled to dissenters' rights under applicable state law in connection with the Merger. There are no equity-based compensation awards (whether payable in cash or otherwise) outstanding nor are there any commitments to issue any such awards.

     2.4  Authority Relative to this Agreement. Company has all necessary
          ------------------------------------
corporate power and authority to execute and deliver this Agreement and the Parent Voting Agreements and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the stockholders of Company of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Parent Voting Agreements by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or the Parent Voting Agreements, or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by holders of a majority of the outstanding shares of Company Common Stock in accordance with Delaware Law and the Company Charter Documents and the filing of the Certificate of Merger pursuant to Delaware Law). This Agreement and the Parent Voting Agreements have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

     2.5  No Conflict; Required Filings and Consents.
          ------------------------------------------

          (a) The execution and delivery of this Agreement and the Parent Voting Agreements by Company do not, and the performance of this Agreement and the Parent Voting Agreements by Company will not, (i) conflict with or violate the Company Charter Documents, (ii) subject to obtaining the approval of Company's stockholders of the Merger and compliance with the requirements set forth in Section 2.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) except as set forth in Section 2.5(a) of the Company Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties are bound or affected. Section 2.5(a) of the Company Schedule lists all consents, waivers and approvals under any of Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate were not obtained, would result in a material loss of benefits or any material liability to Company, its subsidiaries, Parent or the Surviving Corporation.

          (b) The execution and delivery of this Agreement and the Parent Voting Agreements by Company do not, and the performance of this Agreement and the Parent Voting Agreements by Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (A) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the securities laws of any foreign country ("Foreign Securities Laws"), the pre-merger notification requirements (the "HSR Approval") of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Mergers Take-Overs and Monopolies (Control) Act, 1978, of Ireland as amended (the "Irish Merger Act"), comparable requirements of the anti-competition authorities of other foreign jurisdictions, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (B) where the failure to obtain such other consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a material adverse effect on the parties' ability to consummate the Merger or perform their obligations under this Agreement.

     2.6  Compliance; Permits.
          -------------------

          (a) Neither Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any material law, rule, regulation, order, judgment or decree (each, a "Law") applicable to Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any Company Contract (as defined below) or any other material note, bond, mortgage, indenture, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or any of their respective properties is bound or affected. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Company, threatened against Company or any of its subsidiaries, nor, to the knowledge of Company, has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

          (b) Company and each of its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to operation of the business of Company and its subsidiaries taken as a whole (collectively, the "Company Permits"). Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

     2.7  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Company has made available to Parent a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") after January 1, 2001 (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by Company with the SEC after January 1, 2001. The Company SEC Reports (X) were prepared in accordance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (Y) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's subsidiaries is required to file any reports or other documents with the SEC.

          (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, including any Company SEC Reports filed after the date hereof until the Closing, (X) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (Y) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence footnotes as permitted by Form 10-Q of the Exchange Act) and (Z) fairly presents in all material respects the consolidated financial position of Company and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

          (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.8  No Undisclosed Liabilities. Neither Company nor any of its
          --------------------------
subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except (i) liabilities provided for in Company's balance sheet as of September 30, 2001 or (ii) liabilities incurred since September 30, 2001 in the ordinary course of business, none of which is individually or in the aggregate are material to the business, results of operations or financial condition of Company and its subsidiaries, taken as a whole.

     2.9  Absence of Certain Changes or Events. Since September 30, 2001, there
          ------------------------------------
has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock, (iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation to non-officer employees in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus, except for bonuses made to non-officer employees in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company or any of its subsidiaries of the nature contemplated hereby, (v) entry by Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.19) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company other than in the ordinary course of business.

     2.10 Absence of Litigation. Except as set forth in Section 2.10 of the
          ---------------------
Company Schedule, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Company, threatened (or, to the knowledge of Company, any governmental or regulatory investigation pending or threatened) against Company or any of its subsidiaries or any properties or rights of Company or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

     2.11 Employee Benefit Plans.
          ----------------------

          (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, practices, contracts, agreements, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active or former employee, director or consultant of Company, any subsidiary of Company or any trade or business (whether or not incorporated) which is a Benefits Affiliate (as defined below)("Employee") with respect to which Company or any Benefits Affiliate has or may in the future have liability are listed in Section 2.11(a) of the Company Schedule (the "Plans"). Company has provided to Parent correct and complete copies of (i) all documents embodying each Plan and management, employment, severance, consulting, relocation, repatriation, expatriation or other written agreements or contracts between the Company and Employee including (without limitation) all amendments thereto (the "Employee Agreements"), all related trust documents, and all written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all IRS or DOL determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Plan; (vi) all standard Company forms of COBRA notice or such similar forms and notices as required under applicable law; (vii) all discrimination tests for each Plan for the most recent three (3) plan years; (viii) the most recent annual actuarial valuations, if any, prepared for each Plan; (ix) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (x) all written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (xi) all material communications to employees or former employees relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; (xii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; and (xiii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan. For purposes of Sections 2.11 and 5.8, a "Benefits Affiliate" means any partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or other entity that is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code and the rules and regulations promulgated thereunder.

          (b) The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each Plan, and each Plan has been established, maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action, claim or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company or any Benefits Affiliate is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation, or, where any amendment is required in order to comply with recent legislative changes, is currently within the permitted remedial amendment period to incorporate legislative changes. Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Benefits Affiliates (other than ordinary administration expenses). The terms of the Company Option Plans and Company Stock Options permit the assumption by Parent of the Company Stock Options as provided in this Agreement and without the consent or approval of the holders of the Company Stock Options and/or the holders of Company Common Stock.


          (c) Neither Company, any of its subsidiaries, nor any of their Benefits Affiliates maintains or has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Company or any of its subsidiaries contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA Section 3(37) or to any plan described in Section 413 of the Code. Neither Company, any of its subsidiaries, nor any officer or director of Company or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA or

Section 4975 of the Code (or any administrative class exemption issued thereunder), has occurred with respect to any Plan.

          (d) Neither Company, any of its subsidiaries, nor any of their Benefits Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the requirements of the Family Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, the requirements of the Women's Health and Cancer Rights Act of 1998, as amended, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, as amended, or any similar provisions of state law applicable to Employees of the Company or any of its subsidiaries or any of their Benefits Affiliates. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Company nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute. Except as set forth in Section 2.11(d) of the Company Schedule, no Plan or Employee Agreement provides health benefits that are not fully insured through an insurance contract.

          (e) Except as set forth in Section 2.11(e) of the Company Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee; or (ii) result in any payment, compensation or benefit which will or may be made by Parent, Company or its Benefits Affiliates with respect to any Employee or any other "disqualified individual" being characterized as a "parachute payment" (within the meaning of Section 280G(b)(2) of the Code). Section 2.11(e) of the Company Schedule lists all persons who the Company reasonably believes are, with respect to the Company or any of its subsidiaries, "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as determined as of the date hereof. Within a reasonable time after the last business day of each month after the date hereof and on or about the date which is five business days prior to the expected date of the Closing, Company shall, as and to the extent necessary, deliver to Parent a revised Section 2.11(e) of the Company Schedule which sets forth any additional information which Company reasonably believes would affect the determination of the persons who are, with respect to the Company or any of its subsidiaries, deemed to be "disqualified individuals" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) as of the date of each such revised Section 2.11(e) of the Company Schedule.

     2.12 Labor Matters. (i) There are no controversies pending or, to the
          -------------
knowledge of each of Company and its subsidiaries, threatened, between Company or any of its subsidiaries and any of their respective employees; (ii) as of the date of this Agreement, neither Company nor any of its subsidiaries is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its subsidiaries nor does Company or its subsidiaries know of any activities or proceedings of any union to organize any such employees; and (iii) as of the date of this Agreement, neither Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any group of employees of Company or any of its subsidiaries. There is no pending or, to the knowledge of Company, threatened labor dispute involving Company and any group of its employees nor has Company experienced any labor interruptions over the past three (3) years, and Company considers its relationship with its employees to be good. Company and its subsidiaries are in compliance in all respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

         2.13  Registration Statement/Joint Proxy Statement/Prospectus. None of
               -------------------------------------------------------
the information supplied or to be supplied by Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent ADSs in or as a result of the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) the joint proxy statement/prospectus to be filed with the SEC by Company pursuant to
Section 5.1 hereof (the "Joint Proxy Statement/Prospectus") will, at the dates mailed to the stockholders of Company, at the times of the stockholders' meeting of Company (the "Company Stockholders' Meeting") in connection with the transactions contemplated hereby, at the dates mailed to the shareholders of Parent, at the times of the shareholders' meeting of Parent (the "Parent Shareholders' Meeting") in connection with the Share Issuance and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Company makes no representation or warranty with respect to any statement made, omitted or incorporated by reference on the basis of information supplied by Parent or Merger Sub which is contained or incorporated by reference in, or omitted from, any of the foregoing documents.

         2.14  Restrictions on Business Activities. Except as set forth in
               -----------------------------------
Section 2.14 of the Company Schedule, there is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its subsidiaries or to which the Company or any of its subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of property by Company or any of its subsidiaries or the conduct of business by Company or any of its subsidiaries as currently conducted.

         2.15  Title to Property.  Neither Company nor any of its subsidiaries
               -----------------
owns any real property. Company and each of its subsidiaries have good and defensible title to all of their material properties and assets, free and clear of all liens, claims, charges, encumbrances and other third party rights of any kind except as described in
Section 2.15 of the Company Schedule and except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which Company or any of its subsidiaries lease from others material real or personal property are in full force and effect, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company or any of its subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of Company and its subsidiaries, except such as may be under construction, are in good operating condition and repair, in all material respects.

         2.16  Taxes.
               -----

               (a) For the purposes of this Agreement, "Tax" or "Taxes", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

               (b)   (i)    The Company and each of its subsidiaries have timely
filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority, except such Returns which are not material to the Company or any of its subsidiaries. Such Returns are true and correct in all material respects and have been completed in accordance with applicable law. The Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

                     (ii) The Company and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees (and timely paid over to the appropriate Taxing authority) all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to the Company or any of its subsidiaries.

                     (iii) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries raised by any Tax authority in a writing received by the Company or such subsidiary, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                     (iv) Except as set forth in Section 2.16(b)(iv) of the Company Schedule, no audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

                     (v) Neither the Company nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Company balance sheet dated September 30, 2001 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Company, other than any liability for unpaid Taxes that may have accrued since September 30, 2001 in connection with the operation of the business of the Company and its subsidiaries in the ordinary course.

                     (vi) Except as set forth in Section 2.16(b)(vi) of the Company Schedule, there is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to
Section 4999 of the Code.

                     (vii) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries.

                     (viii) Neither the Company nor any of its subsidiaries (a) is party to or has any obligation under any Tax sharing, indemnity or allocation agreement or arrangement, (b) has ever been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), or (c) has any liability for the Taxes of any person (other than the Company or any of its subsidiaries) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                     (ix) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         2.17  Environmental Matters. Company and each of its subsidiaries (i)
               ---------------------
has obtained all applicable permits, licenses and other authorizations that are required under Environmental Laws the absence of which would have a Material Adverse Effect on Company; (ii) is in compliance in all material respects with all material terms and conditions of such required permits, licenses and authorizations, and also is in compliance in all material respects with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and (iii) as of the date hereof, has no knowledge of and has not received notice of any event, condition, circumstance, activity, practice, incident, action or plan that is reasonably likely to interfere with or prevent continued compliance or that would give rise to any common law or statutory liability, or otherwise form the basis of any Environmental Claim with respect to Company, any of its subsidiaries or any person or entity whose liability for any Environmental Claim Company has retained or assumed either contractually or by operation of law. To the Company's knowledge, no Hazardous Materials are present in, on or under any properties owned, leased or used at any time (including both land and improvements thereon) by Company or any of its subsidiaries, which may reasonably give rise to any liability on the part of the Company or any of its subsidiaries or corrective or remedial obligation on the part of the Company or any of its subsidiaries under any Environmental Laws. For the purposes of this
Section 2.17, "Environmental Claim" means any notice, claim, act, cause of action or investigation by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials or (ii) any violation, or alleged violation, of any Environmental Laws. "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health and worker safety, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos-containing materials, hazardous substances, petroleum and petroleum products or any fraction thereof, excluding, however, Hazardous Materials contained in products typically used for office and janitorial purposes properly and safely maintained in accordance with Environmental Laws.

         2.18  Brokers. Except for fees payable to Goldman, Sachs & Co. pursuant
               -------
to an engagement letter dated September 7, 2001, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.19  Intellectual Property. For the purposes of this Agreement, the
               ---------------------
following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all rights in or, arising out of: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all works of authorship, copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world;
         (v) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all Web addresses, sites and domain names; and (viii) any similar, corresponding or equivalent rights to any of the foregoing.

         "Off-the-Shelf Product" shall mean any commercial, off-the-shelf software, other than Company Products, that is generally available to the public through retail dealers and that is licensed in object code form subject to a perpetual, fully-paid license under which no future royalties are payable.

         "Company Intellectual Property" shall mean any Intellectual Property that is owned by or exclusively licensed to the Company or any of its subsidiaries. Without in any way limiting the generality of the foregoing, Company Intellectual Property includes all Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries incorporated in the products of the Company or any of its subsidiaries, including without limitation all rights in any design code and documentation in connection with all current products and products in design and development.

         "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents; (ii) registered trademarks or other registrations related to trademarks; (iii) registered copyrights; and (iv) any domain name registrations.

         "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its subsidiaries.

         "Intellectual Property Application" shall mean all United States, international and foreign: (i) patent applications (including provisional applications); (ii) applications to register trademarks, intent to use applications, or other applications related to trademarks; (iii) applications for copyright registration; and (iv) applications to register or record any other Company Intellectual Property.

         "Company Intellectual Property Applications" shall mean all of the Intellectual Property Applications filed by or in the name of the Company or any of its subsidiaries.

              (a)  Disclosure of Registered Intellectual Property. Section 2.19
                   ----------------------------------------------
(a) of the Company Schedule is a complete and accurate list of all Company Registered Intellectual Property and Company Intellectual Property Applications and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property or such Company Intellectual Property Application has been issued, registered or filed and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

        (b) Disclosure of Products. Section 2.19(b) of the Company Schedule is a
            ----------------------
complete and accurate list (by name and version number) of all software products or service offerings of the Company or any of it subsidiaries ("Company Products") that have been distributed or provided in the five (5)-year period preceding the date hereof or which the Company or any of its subsidiaries intends to distribute or provide in the future, including any products or service offerings under development.

        (c) No Orders or Decrees. Except as set forth in Section 2.19(c) of the
            --------------------
Company Schedule, no Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or any of its subsidiaries. Except as set forth in
Section 2.19(c) of the Company Schedule, no Company Registered Intellectual Property or Company Intellectual Property Applications is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation which may adversely affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

        (d) Validity and Filings. Except as set forth in Section 2.19(d) of the
            --------------------
Company Schedule, each item of Company Registered Intellectual Property is, to the Company's knowledge, valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with any Company Registered Intellectual Property or material Company Intellectual Property Applications have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property or material Company Intellectual Property Applications have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property or material Company Intellectual Property Applications.

        (e) Ownership. Except as set forth in Section 2.19(e) of the Company
            ---------
Schedule, Company owns and has good and exclusive title to, or an exclusive license to each item of Company Intellectual Property free and clear of any lien, claim, charge, encumbrance or other third party rights of any description whatsoever (excluding non-exclusive end user licenses granted in the ordinary course), except for liens for taxes not yet due and payable. Without limiting the foregoing: (i) Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company and its subsidiaries as currently conducted including the sale, distribution or provision of any Company Products by Company or its subsidiaries; (ii) Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company or any of its subsidiaries otherwise purports to own; and (iii) to the Company's knowledge, to the extent that any Patents would be infringed by the manufacture, use or sale of any Company Products, Company is the exclusive owner of such Patents.

     (f)   Invention Assignments. To the extent that any technology, software or
           ---------------------
material Intellectual Property has been developed or created independently or jointly by a third party for Company or any of its subsidiaries or is incorporated into any of the Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

     (g)   No Prior Transfers. Except as set forth in Section 2.19(g) of the
           ------------------
Company Schedules, neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is Company Intellectual Property, to any third party, or permitted Company's rights or the rights of any of its subsidiaries in such Company Intellectual Property to lapse or enter the public domain.

     (h)   Intellectual Property Contracts. Section 2.19(h) of the Company
           -------------------------------
Schedule lists all contracts, licenses and agreements to which Company or any of its subsidiaries is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to Company or any of its subsidiaries, other than contracts, licenses and agreements for Off-the-Shelf Products.

     (i)   No Breach. All contracts, licenses and agreements pursuant to which
           ---------
(i) any third party is entitled to use or otherwise practice Company Intellectual Property or (ii) Company or any of its subsidiaries uses or otherwise practices Intellectual Property of a third party (other than Off-the-Shelf Products) used in the business of Company or any of its subsidiaries in the conduct of its business as currently conducted, are in full force and effect, except for immaterial breaches of Company end-user licenses that do not, in any event, permit the third party to terminate such licenses. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Each of Company and its subsidiaries is in compliance with, and has not breached any term of any such contracts, licenses and agreements and, to the knowledge of Company, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, any of such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's rights and the rights of all of its subsidiaries under such contracts, licenses and agreements to the same extent Company and its subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred with such exceptions as do not materially detract from the value to Company of, or interfere with Company's use of, such Intellectual Property and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company or any of its subsidiaries would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or Merger Sub by operation of law or otherwise of any contracts or agreements to which the Company or any of its subsidiaries is a party, will result in (i) either Parent's or the Merger Sub's granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them (except to the extent that Parent or Merger Sub choose to grant such rights after the Effective Time), (ii) either the Parent's or the Merger Sub's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the Parent's or the Merger Sub's being obligated to pay any royalties or other material amounts to any third party with respect to any Intellectual Property at rates in excess of those payable by Company with respect to such Intellectual Property prior to the Closing.

     (j) Non-Infringement. Except as set forth in Section 2.19(j) of the Company
         ----------------
Schedule, to the Company's knowledge, the operation of the business of the Company and its subsidiaries as such business currently is conducted and as proposed to be conducted, including (i) Company's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company and its subsidiaries (including Company Products) and (ii) the Company's or any of its subsidiaries' use of any product, device or process, has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

     (k) No Notice of Infringement. Except as set forth in Section 2.19(k) of
         -------------------------
the Company Schedule, neither Company nor any of its subsidiaries has received notice from any third party that the operation of the business of Company or any of its subsidiaries or any act, product or service of Company or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

     (l) No Infringement by Third Parties. To the knowledge of Company, no
         --------------------------------
person has or is infringing or misappropriating any Company Intellectual
Property.

     (m) Protection of Trade Secrets. Company and each of its subsidiaries has
         ---------------------------
taken commercially reasonable steps to protect Company's and its subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or any of its subsidiaries and that Company is contractually obligated to protect, and, without limiting the foregoing, each of Company and its subsidiaries has and enforces a policy requiring each employee and contractor who has access to material, non-public information of Company or any of its subsidiaries to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and any of its subsidiaries have executed such an agreement.

     (n) Software. The Company has the right to use, pursuant to valid licenses,
         --------
all software development tools, library functions, compilers and all other third-party software that are material to the operation of the business of the Company or its subsidiaries. No open source or public library software, including any version of any software licensed pursuant to any GNU public license, is, in whole or in part, embodied or incorporated into any Company Product. Section 2.19(n) of the Company Schedule lists all licenses to third parties of Company Products in source code format (other than Company Products that are written in non-compiled programming languages). Company has secured any export licenses that are necessary or appropriate for the distribution of the Company Products outside the United States. The Company Products do not contain any virus, Trojan horse, worm, or, except as disclosed in the documentation supplied to customers for such Company Products, other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm software, hardware or data.

     2.20 Agreements, Contracts and Commitments. Except as set forth in Section
          -------------------------------------
2.20 of the Company Schedule, neither Company nor any of its subsidiaries is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or vice president or higher level employee or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to the Company or any of its subsidiaries;

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement of indemnification or any guaranty other than any product warranty or agreement of indemnification substantially in the Company's standard form for the applicable standard form of customer agreement in which the warranty or indemnification agreement is incorporated entered into in connection with the sale or license of software products in the ordinary course of business;

          (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

          (f) any dealer, distributor, joint marketing or development agreement currently in force under which Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which Company or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

          (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to Company and its subsidiaries taken as a whole;

          (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any product, service or technology of Company or any of its subsidiaries or any agreement, contract or commitment currently in force to sell or distribute any products, service or technology of Company or any of its subsidiaries except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

          (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

          (k) any other agreement, contract or commitment currently in force under which Company will pay, or expects to receive, after the date hereof an amount in excess of $150,000 or more individually.

     Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which any of them are bound that are required to be disclosed in Sections 2.19(h) or 2.20 of the Company Schedule or that are otherwise material to Company or any of its subsidiaries (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     2.21 Insurance. Company maintains insurance policies and fidelity bonds
          ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of Company and its subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Company and its subsidiaries. There is no material claim by Company or any of its subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

     2.22 Opinion of Financial Advisor. The Board of Directors of Company has
          ----------------------------
received the opinion, dated as of the date of this Agreement, of its financial advisor, Goldman, Sachs & Co., to the effect that, as of the date of this Agreement, the Exchange Ratio is fair to the holders of shares of

Company Common Stock from a financial point of view. Company will deliver a copy of the written opinion of Goldman, Sachs & Co. to Parent upon receipt thereof.

       2.23  Board Approval. The Board of Directors of Company has, as of the
             --------------
date of this Agreement, unanimously (i) approved and declared advisable this Agreement and has approved the Merger and the other transactions contemplated hereby, (ii) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and fair to, and in the best interests of, Company and its stockholders and (iii) determined to recommend that the stockholders of Company adopt and approve this Agreement and approve the Merger.

       2.24  Vote Required. The affirmative vote of the holders of a majority of
             -------------
the outstanding shares of Company Common Stock entitled to vote with respect to the Merger is the only vote of the holders of any class or series of Company's capital stock necessary to adopt and approve this Agreement and approve the transactions contemplated hereby.

       2.25  State Takeover Statutes. The Board of Directors of the Company has
             -----------------------
approved the Merger, this Agreement and the Parent Voting Agreements and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement and such Parent Voting Agreements and the transactions contemplated hereby and thereby the provisions of Section 203 of the Delaware Law to the extent, if any, such Section is applicable to the Merger, this Agreement and such Parent Voting Agreements and the transactions contemplated hereby and thereby. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement and the Parent Voting Agreements or the transactions contemplated hereby and thereby.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

       Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Parent to Company dated as of the date hereof (the "Parent Schedule") referencing a specific representation, as follows:

       3.1   Organization and Qualification; Subsidiaries. Each of Parent and
             --------------------------------------------
its subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent.

       3.2   Certificate of Incorporation and Bylaws. Parent has previously
             ---------------------------------------
furnished to Company complete and correct copies of (i) its Memorandum and Articles of Association, as amended to date (together, the "Parent Charter Documents") and (ii) the Certificate of Incorporation and By-laws of Merger Sub, as amended to date (together, the "Merger Sub Charter Documents"). Such Parent Charter Documents, Merger Sub Charter Documents and equivalent organizational documents of each of Parent's other subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents, Merger Sub is not in violation of any of the Merger Sub Charter Documents, and no other subsidiary of Parent is in violation of any of its equivalent organizational documents. Neither Parent nor, to Parent's knowledge, The Bank of New York is in material breach of the Deposit Agreement or the Affiliate Deposit Agreement.

       3.3   Capitalization. The authorized share capital stock of Parent is
             --------------
13,200,000 euro divided into 120,000,000 Ordinary Shares, par value 0.11 euro per share ("Parent Ordinary Shares"). At the close of business on January 14, 2002, (i) 56,955,470 Parent Ordinary Shares were issued and outstanding, (ii) no Parent Ordinary Shares were held in treasury by Parent or by subsidiaries of Parent, (iii) 15,434,470 Parent Ordinary Shares were reserved for future issuance upon the exercise of outstanding options ("Parent Options") to purchase Parent Ordinary Shares or Parent ADSs, and (iv) each Parent ADS represented one Parent Ordinary Share. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which, as of the date hereof, are issued and outstanding. All of the outstanding shares of Parent's and Merger Sub's respective capital stock have been duly authorized and validly issued and are fully paid and, in the case of Merger Sub, nonassessable. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose. All Parent Ordinary Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall, and the Parent Ordinary Shares underlying the Parent ADSs to be issued pursuant to the Merger will be, duly authorized, validly issued and fully paid. Upon the due issuance by The Bank of New York, as depositary, of ADRs evidencing Parent ADSs to be issued pursuant to the Merger against the deposit of the Parent Ordinary Shares underlying such Parent ADSs in accordance with this Agreement and the provisions of the Deposit Agreement or, with respect to Company Affiliates (as defined below), the Affiliate Deposit Agreement, such ADRs will be duly and validly issued, and persons in whose name such ADRs are registered will be entitled to the rights of registered holders of ADRs specified in such ADRs and in the Deposit Agreement or Affiliate Deposit Agreement, as applicable. Except as set forth in the Affiliate Deposit Agreement, the Parent ADSs to be issued in the Merger, when issued in accordance with the provisions of this Agreement and the Deposit Agreement or the Affiliate Deposit Agreement, as applicable, will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 promulgated under the Securities Act. Except as set forth in the Parent SEC Reports (as defined below) and except as set forth in Section 3.3 of the Parent Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares) of each of Parent's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares) are owned by Parent or a direct or indirect wholly-owned subsidiary of Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

       3.4   Authority Relative to this Agreement. Each of Parent and Merger Sub
             ------------------------------------
has all necessary corporate power and authority to execute and deliver this Agreement and the Company Voting Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Voting Agreements to which it is a party by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or the Company Voting Agreements to which it is a party, or to consummate the transactions so contemplated, subject only to the approval of the Share Issuance by Parent's shareholders and the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement and the Company Voting Agreements to which it is a party have been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute legal and binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

       3.5   No Conflict; Required Filings and Consents.
             ------------------------------------------

             (a) The execution and delivery of this Agreement and the Company Voting Agreements to which it is a party by Parent and Merger Sub do not, and the performance of this Agreement and the Company Voting Agreements to which it is a party by Parent and Merger Sub will not, (i) conflict with or violate the Parent Charter Documents or equivalent organizational documents of Parent or any of its subsidiaries, (ii) subject to compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which it or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or any such subsidiary's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected.

             (b) The execution and delivery of this Agreement and the Company Voting Agreements to which it is a party by Parent and Merger Sub do not, and the performance of this

Agreement and the Company Voting Agreements to which it is a party by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, Foreign Securities Laws, the pre-merger notification requirements of the HSR Act, the Irish Merger Act, comparable requirements of the anti-competition authorities of other foreign jurisdictions, the rules and regulations of Nasdaq, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such other consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a material adverse effect on the parties' ability to consummate the Merger or perform their obligations under this Agreement.

       3.6   SEC Filings; Financial Statements.
             ---------------------------------

             (a) Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC after January 1, 2001 (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC after January 1, 2001. The Parent SEC Reports (X) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (Y) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any reports or other documents with the SEC.

             (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date hereof until the Closing,
(X) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (Y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence footnotes as permitted by Form 10-Q of the Exchange Act) and (Z) fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

             (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act. Except for this Agreement, as of the date hereof, there are no agreements entered into by Parent since September 30, 2001 that are required to be filed as exhibits to Parent's Form 10-K for the year ended December 31,

2001 or Form 10-Q for the quarter ending March 31, 2002. Except as previously disclosed in the Parent SEC Reports, as of the date hereof, there are no transactions that are required to be disclosed in Parent's proxy statement for its 2002 Annual General Meeting pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act.

       3.7   No Undisclosed Liabilities. Neither Parent nor any of its
             --------------------------
subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except (i) liabilities provided for in Parent's balance sheet as of September 30, 2001 or (ii) liabilities incurred since September 30, 2001 in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole.

       3.8   Absence of Certain Changes or Events. Since September 30, 2001,
             ------------------------------------
there has not been: (i) any Material Adverse Effect on Parent, (ii) except as set forth in Section 3.8 of the Parent Schedule, any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' share capital, or any purchase, redemption or other acquisition by Parent of any of Parent's share capital or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements,
(iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' share capital, (iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (v) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Parent other than in the ordinary course of business.

       3.9   Absence of Litigation. Except as disclosed in the Parent SEC
             ---------------------
Reports, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Parent, threatened (or, to the knowledge of Parent, any governmental or regulatory investigation pending or threatened) against Parent or any of its subsidiaries or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

       3.10  Registration Statement; Joint Proxy Statement/Prospectus. None of
             --------------------------------------------------------
the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) the Joint Proxy Statement/Prospectus will, at the dates mailed to the stockholders of Company and of Parent, at the time of the Company Stockholders' Meeting, the time of the Parent Shareholders' Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any statement made, omitted or incorporated by reference on the basis of information supplied by the Company which is contained or incorporated by reference in, or omitted from, any of the foregoing documents.

         3.11  Brokers. Except for fees payable to Credit Suisse First Boston
               -------
Corporation pursuant to an engagement letter dated December 18, 2001, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.12  Opinion of Financial Advisor. Parent's Board of Directors has
               ----------------------------
received an opinion from Credit Suisse First Boston Corporation, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view. Parent will deliver a copy of the written opinion of Credit Suisse First Boston Corporation to Company upon receipt thereof.

         3.13  Board Approval. The Board of Directors of Parent has, as of the
               --------------
date of this Agreement, unanimously (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and is fair to, and in the best interests of, Parent and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) determined to recommend that the shareholders of Parent approve the Share Issuance.

         3.14  Vote Required. The affirmative vote of the holders of a majority
               -------------
of the Parent ADSs that cast votes regarding the Share Issuance in person or by proxy at the Parent Shareholders' Meeting is the only vote of the holders of any class or series of Parent's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

         3.15  Compliance; Permits. Neither Parent nor any of its subsidiaries
               -------------------
is in conflict with, or in default or violation of, any material Law applicable to Parent or any of its subsidiaries or by which its or any of their respective properties is bound or affected, and no investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, nor, to the knowledge of Parent, has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

         3.16  Intellectual Property.  For the purposes of this Agreement, the
               ---------------------
term "Parent Products" means all products or service offerings of Parent of any of its subsidiaries that have been distributed or provided in the five (5)-year period preceding the date hereof or which Parent or any of its subsidiaries intends to distribute or provide within the next six (6) months, including any such products or service offerings under development.

               (a)  Ownership. Parent (i) owns exclusively, and has good title
                    ---------
to, or has licensed from a third party in a manner consistent with Parent's use thereof in connection with the business of Parent as currently conducted, all copyrighted works that are Parent Products; and (ii) to the extent that any Patents would be infringed by the manufacture, use or sale of any Parent Products, is the exclusive owner of such Patents, except in each of clause (i) and (ii) for such failures to own, have good title or license as would not have a Material Adverse Effect on Parent.

               (b)  Non-Infringement. To the Parent's knowledge, the operation
                    ----------------
of the business of the Parent and its subsidiaries as such business currently is conducted, including (i) Parent's and its subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Parent and its subsidiaries (including Parent Products) and (ii) the Parent's or any of its subsidiaries' use of any product, device or process, has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction, which infringement or misappropriation would have a Material Adverse Effect on Parent.

               (c)  No Notice of Infringement. To the Parent's knowledge,
                    -------------------------
neither Parent nor any of its subsidiaries has received written notice from any third party that the operation of the business of Parent or any of its subsidiaries or any material act, product or service of Parent or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

         3.17  Taxes.
               -----

               (a) Parent and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Parent Returns") relating to Taxes required to be filed by Parent and each of its subsidiaries with any Tax authority, except such Parent Returns which are not material to Parent or any of its subsidiaries. Such Parent Returns are true and correct in all material respects and have been completed in accordance with applicable law. Parent and each of its subsidiaries have paid all Taxes shown to be due on such Parent Returns.

               (b) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries raised by any Tax authority in a writing received by Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (c) Except as set forth in Section 3.17(c) of the Parent Schedule, no audit or other examination of any Parent Return by any Tax authority is presently in progress, nor has Parent or any of its subsidiaries been notified in writing of any request for such an audit or other examination.

               (d) Neither Parent nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on the Parent balance sheet dated September 30, 2001 in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to the Parent, other than any liability for unpaid Taxes that may have accrued since September 30, 2001 in connection with the operation of the business of the Parent and its subsidiaries in the ordinary course.

               (e) Neither Parent nor any of its subsidiaries is party to or has any obligation under any Tax sharing, indemnity or allocation agreement or arrangement. None of Parent's U.S. subsidiaries (a) has ever been a member of an affiliated group (within the meaning of Code ss.1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was a U.S. subsidiary of Parent), or (b) has any liability for the Taxes of any person (other than any U.S. subsidiaries of Parent) under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

               (f) None of Parent's U.S. subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code
(x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

         3.18  Benefit Plans.
               -------------

               (a) Parent has performed all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to, each material employee compensation, incentive, fringe or benefit plans, programs, policies, practices, contracts, agreements, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Parent, any subsidiary of Parent or any trade or business (whether or not incorporated) which is a Parent Affiliate (the "Parent Plans"), except for such failures to perform, defaults and violations as would not have a Material Adverse Effect on Parent. Each such Parent Plan has been established, maintained and administered with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such Parent Plans, except for such violations as would not have a Material Adverse Effect on Parent. No suit, action, claim or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Plan activities) has been brought, or to the knowledge of Parent is threatened, against or with respect to any such Parent Plan and there are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by the IRS or DOL with respect to any Parent Plans that would have a Material Adverse Effect on Parent. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Parent Plans have been timely made or accrued. Any Parent Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination. For purposes of Section 3.16, a "Parent Affiliate" means any partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or other entity that is a member of a controlled group or which is under common control with Parent within the meaning of Section 414(b), (c), (m), or (o) of the Code and the rules and regulations promulgated thereunder.

               (b) Neither Parent, any of its subsidiaries, nor any of the Parent Affiliates maintains or has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Parent or any of its subsidiaries contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA Section 3(37) or to any plan described in Section 413 of the Code. Neither Parent, any of its subsidiaries, nor any officer or director of Parent or any of its subsidiaries is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA or Section 4975 of the Code (or any administrative class exemption issued thereunder), has occurred with respect to any Plan.

               (c) None of the Parent Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Parent nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1   Conduct of Business by Company. During the period from the date
               ------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall, and shall cause each of its subsidiaries to, except to the extent that Parent shall otherwise consent in writing, carry on its business, in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings.

         In addition, except as expressly permitted by the terms of this Agreement, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

               (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Grant (whether in cash, stock, equity securities, property or otherwise) any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Parent, or adopt any new severance plan;

               (c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any person future patent rights other than in the ordinary course of business consistent with past practices, provided that in no event shall Company license on an exclusive basis or sell any Company Intellectual Property;

               (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

               (f) Issue, grant, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of (i) stock options outstanding as of the date of this Agreement, (ii) up to an aggregate of 200,000 stock options granted to new hires (who are not officers or directors) in the ordinary course of business after the date of this Agreement in reasonable amounts consistent with Company's past practices, and (iii) options granted or deemed to have been granted in any offering period under the Company Stock Purchase Plan that is in progress on, or commences after, the date of this Agreement;

               (g) Cause, permit or propose any amendments to the Company Charter Documents;

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or enter into any joint ventures, strategic partnerships or alliances;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory or product licenses to end users in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Company or any of its subsidiaries, or lend funds to any third party (other than intercompany loans in the ordinary course of business or advances to employees for travel and other reasonable business expenses in the ordinary course of business);

          (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice, and (ii) pursuant to credit facilities existing as of the date of this Agreement.

          (k) Except as set forth in Section 4.1(k) of the Company Schedule, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, increase the salaries, wage rates, fringe benefits (including rights to severance or indemnification) or other compensation of any of its directors, officers, employees or consultants or those of any of its subsidiaries, or grant any equity-based compensation award (whether payable in cash, shares or otherwise);

          (l) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, (A) in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in the Company SEC Reports or incurred since the date of such financial statements, and (B) of such other claims, liabilities and obligations which do not, in the aggregate, exceed $150,000, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any material confidentiality or similar agreement to which Company or any of its subsidiaries is a party or of which Company or any of its subsidiaries is a beneficiary;

          (m) Make any individual or series of related payments outside of the ordinary course of business in excess of $150,000, provided that it is understood that payment by Company, before or after the Effective Time, of the reasonable actual fees and expenses of any financial, legal, accounting or other professional service advisors for services provided prior to the Effective Time with respect to the transactions contemplated by this Agreement or otherwise, shall not constitute a payment outside of the ordinary course of business;

          (n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Company or any of its subsidiaries thereof is a party if doing so would be adverse to the Company or any of its subsidiaries or waive, delay the exercise of, release or assign any material rights or claims thereunder;

          (o) Enter into or materially modify in any manner adverse to Company or any of its subsidiaries contracts, agreements, or obligations relating to the distribution, sale, license (other than to end users in the ordinary course of business) or marketing by third parties of the products of Company or any of its subsidiaries or products licensed by Company or any of its subsidiaries;

          (p) Revalue any of the assets of Company or any of its subsidiaries or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (q) Incur or enter into any agreement, contract or commitment outside of the ordinary course of business in excess of $150,000 individually;

          (r) Engage in any action that would be reasonably likely to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code whether or not otherwise permitted by the provisions of this Article IV;

          (s) Make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of Company or any of its subsidiaries or settle or compromise any material income tax liability; or

          (t) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (s) above.

     4.2  Conduct of Business by Parent. During the period from the date of this
          -----------------------------
Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall, and shall cause each of its subsidiaries to, except to the extent that Company shall otherwise consent in writing, continue to engage primarily in the business of providing e-learning solutions. In addition, without the prior written consent of Company, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, shares, equity securities or property) in respect of any share capital or split, combine or reclassify any share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than dividends or distributions by any of Parent's subsidiaries to Parent or any of Parent's subsidiaries;

        (b) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

        (c) Cause, permit or propose any amendments to the Parent Charter Documents (or similar governing instruments of any of its subsidiaries);

        (d) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

        (e) Engage in any action that could cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article IV; or

        (f) Agree in writing or otherwise to take any of the actions described in Section 4.2 (a) through (e) above.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

   5.1  Joint Proxy Statement/Prospectus; Registration Statement.
        --------------------------------------------------------

        (a) Promptly after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on the S-4 and (ii) the Joint Proxy Statement/Prospectus. Each of the parties hereto shall use commercially reasonable efforts to cause the S-4 to become effective promptly after the date hereof, and, prior to and after the effective date of the S-4, except as otherwise provided in this Agreement, the Parent shall take all action reasonably required under any applicable Laws in connection with the issuance of Parent ADSs pursuant to the Merger. Parent or Company, as the case may be, shall promptly furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the S-4 and the Joint Proxy Statement/Prospectus. Promptly after the effective date of the S-4, the Joint Proxy Statement/Prospectus shall be mailed to the stockholders of Company and of Parent. Each of the parties hereto shall cause the Joint Proxy Statement/Prospectus to comply as to form and substance with respect to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the Foreign Securities Laws, (iv) the rules and regulations of the Nasdaq and (v) the laws of the Republic of Ireland.

          (b) The Joint Proxy Statement/Prospectus shall (i) solicit the approval of this Agreement and the Merger and include the recommendation of the Board of Directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the Board of Directors of the Company to withdraw its recommendation and recommend a Superior Offer determined to be such in compliance with Section 5.4 of this Agreement, and (ii) include the opinion of Goldman, Sachs & Co. referred to in
Section 2.22; provided, however, that the Board of Directors of Company shall
              --------  -------
submit this Agreement to Company's stockholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation. The Joint Proxy Statement/Prospectus shall (A) solicit the approval of the Share Issuance and include the recommendation of the Board of Directors of Parent to Parent's shareholders that they vote in favor of approval of the Share Issuance, and (B) include the opinion of Credit Suisse First Boston Corporation referred to in Section 3.12.

          (c) Each of Parent and the Company shall promptly amend or supplement the Joint Proxy Statement/Prospectus to the extent required by law to do so. No amendment or supplement to the Joint Proxy Statement/Prospectus or the S-4 shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent ADSs issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Joint Proxy Statement/Prospectus or the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     5.2  Stockholder Meetings. Company shall call the Company Stockholders'
          --------------------
Meeting and Parent shall call the Parent Shareholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger or the Share Issuance, as the case may be, pursuant to the Joint Proxy Statement/Prospectus, and Company and Parent shall use reasonable efforts to hold the Parent Shareholders' Meeting and the Company Stockholders' Meeting promptly, and in no event more than 90 days, after the date on which the S-4 becomes effective. Nothing herein shall prevent Company or Parent from adjourning or postponing the Company Stockholders' Meeting or the Parent Shareholders' Meeting, as the case may be, if there are insufficient shares of Company Common Stock or Parent ADSs, as the case may be, necessary to conduct business at their respective meetings of the stockholders or to approve this Agreement and the Merger or the Share Issuance, as the case may be. Unless Company's Board of Directors has withdrawn its recommendation of this Agreement and the Merger in compliance with Section 5.4, Company shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Joint Proxy Statement/Prospectus and shall take all other reasonable action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law or applicable stock exchange requirements to obtain such approval. Parent shall use commercially reasonable efforts to solicit from its stockholders proxies in favor of the Share Issuance pursuant to the Joint Proxy Statement/Prospectus and shall take all other reasonable action necessary or advisable to secure the vote or consent of its stockholders required by applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action reasonably necessary or advisable to promptly secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation and bylaws or equivalent organizational documents to effect the Merger. Company shall call and hold the Company Stockholders' Meeting for the purpose of voting upon the approval of this Agreement and the Merger whether or not Company's Board of Directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's stockholders reject it.

     5.3  Confidentiality; Access to Information.
          --------------------------------------

          (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of November 30, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b) Each of the Company and Parent will afford the other and the other's accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning its business as such other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  No Solicitation.
          ---------------

          (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below); provided,
                                                                      --------
however, that nothing contained in this Section 5.4 shall prohibit the Board of
- -------
Directors of Company in response to a Superior Offer (as defined below) from engaging in discussions with and furnishing information to the party making such Acquisition Proposal and withdrawing, adversely modifying or withholding its recommendation of this Agreement and the Merger to the extent (A) the Board of Directors of the Company determines in good faith after considering the advice of its outside legal counsel that its fiduciary obligations under applicable law require it to do so, (B) (x) at least three days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such party, Company gives Parent written notice of Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such party and (y) Company receives from such party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such party by or on behalf of Company, (C) contemporaneously with furnishing any such nonpublic information to such party, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent) and (D) Company has otherwise acted in full compliance with this Section 5.4. Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

     For purposes of this Agreement, (A) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of the Company or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 85% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of the Company; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of the Company. For purposes of this Agreement, "Superior Offer" shall mean an unsolicited, bona fide, written Acquisition Proposal proposing the acquisition of all of the outstanding voting securities of the Company (x) that if any cash consideration is involved, is not subject to any financing contingency, (y) with respect to which Company's Board of Directors shall have determined in good faith (after considering the advice of Company's independent financial advisors) that the acquiring party is reasonably capable of consummating the proposed Acquisition Transaction on the terms proposed, and (z) that Company's Board of Directors shall have determined in good faith provides greater value to the stockholders of Company than the Merger (after considering the advice of Company's independent financial advisors).

         (b)   In addition to the obligations of Company set forth in paragraph
(a) of this Section 5.4, Company as promptly as practicable, and in any event within 24 hours, shall advise Parent orally and in writing of any request for information which Company reasonably believes would lead to an Acquisition Proposal or of any Acquisition Proposal, or any inquiry with respect to or which Company reasonably should believe would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. Company will keep Parent informed in all material respects of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing,

Company shall (i) provide Parent with at least 48 hours prior notice (or such lesser prior notice as provided to the members of Company's Board of Directors but in no event less than eight hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Offer and (ii) provide Parent with at least three (3) business days prior written notice of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such Superior Offer.

          (c) Nothing contained in this Agreement shall prohibit Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be governed by
- --------
the terms of Section 5.4(a) of this Agreement. Without limiting the foregoing proviso, Company shall not effect any change to, modify or withdraw its recommendation unless specifically permitted pursuant to the terms of Section 5.4(a).

     5.5  Public Disclosure. Parent and Company will consult with each other and
          -----------------
agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement; provided that the foregoing obligations shall terminate immediately following
- --------
any withdrawal, modification or change by the Board of Directors of Company of its recommendation of this Agreement or the Merger in a manner adverse to Parent or Parent's shareholders. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.6  Reasonable Efforts; Notification.
          --------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (ii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iii) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or the Parent Voting Agreements or any of the transactions contemplated hereby or thereby, use commercially reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement and by the Parent Voting Agreements may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Parent Voting Agreements and the transactions contemplated hereby and thereby. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

          (b) Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in
Section 6.3(a) or 6.3(b) could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the representations,
- --------  -------
warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) could reasonably be expected to not be satisfied; provided, however, that no such notification shall affect the
           --------  -------
representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.7  Third Party Consents. As soon as practicable following the date
          --------------------
hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8  Stock Options; Stock Purchase Plan.
          ----------------------------------

          (a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option") under the Company Option Plans, whether or not vested, shall by virtue of the Merger be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will be (or become) exercisable for that number of whole Parent ADSs equal to the product (rounded down to the nearest whole number of Parent ADSs) of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (ii) the per share exercise price for the Parent ADSs issuable upon exercise of such assumed

Company Stock Option will be equal to the quotient (rounded up to the nearest whole cent) determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio. Parent shall reserve a sufficient number of shares of Parent ADSs for issuance upon exercise of the assumed Company Stock Options.

          (b) Company shall take all actions necessary, including, if appropriate, amending the terms of the Company Stock Purchase Plan (i) to cause the rights of participants in the Company Stock Purchase Plan with respect to any offering period underway as of the Effective Time pursuant to the Company Stock Purchase Plan to be determined by treating the last business day prior to the Effective Time (or, for administrative convenience, the last day of the last full payroll period prior to the Effective Time) as the last day of such offering period and to prevent any offering period from commencing or occurring after the termination of such offering period, (ii) to make such other pro-rata adjustments as may be necessary to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of the Company Stock Purchase Plan, and (iii) to cause the Company Stock Purchase Plan and all rights of participants therein and any other employees of the Company thereunder (except for ordinary and necessary administrative obligations) to be terminated prior to the Effective Time.

          (c) Effective as of the day immediately preceding the Effective Time, the Company and its Benefits Affiliates, as applicable, shall each terminate any and all group severance, separation or salary continuation plans, programs or arrangements and any and all plans intended to include a Code Section 401(k) arrangement (unless Parent provides written notice to the Company that such 401(k) plans shall not be terminated) (collectively, "Company Employee Plans"). Unless Parent provides such written notice to the Company, no later than three business days prior to the Effective Time, the Company shall provide Parent with evidence that such Company Employee Plan(s) have been terminated (effective as of the day immediately preceding the Effective Time) pursuant to resolutions of the Company's Board of Directors. The form and substance of such resolutions shall be subject to review and approval of Parent. The Company also shall take such other actions in furtherance of terminating such Company Employee Plan(s) as Parent may reasonably require. In the event that distribution or rollover of assets from the trust of a 401(k) Plan that is terminated (or to be terminated) is reasonably anticipated to trigger liquidation, surrender or other fees to be paid from plan assets or by the Company or any of its subsidiaries, Company shall take such actions as are necessary to reasonably estimate the amount of such fees and provide such estimate to Parent at least 30 days prior to the Effective Time.

     5.9  Employee Compensation. Each person who was an employee of the Company
          ---------------------
immediately prior to the Effective Time, shall be, at the Effective Time, an at-will employee of Parent or the Surviving Corporation, to the extent permitted by applicable law (a "Continuing Employee"); provided that each employee employed in the United States shall provide proof satisfactory to Parent of the right to work in the United States. Arrangements with respect to compensation and retention of specified key employees of Company shall be as set forth in
Section 5.9 of the Parent Schedule.

     5.10 Form S-8. Parent agrees to file a registration statement on Form S-8
          --------
for the Parent ADSs issuable with respect to assumed Company Stock Options promptly (but in no event later than five (5) business days) after the Effective Time and agrees to use commercially reasonable efforts to keep such registration statement effective for so long as any such options remain outstanding.

     5.11 Indemnification.
          ---------------

          (a) From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and any person who served as a director or officer at any time prior to the Effective Time in effect immediately prior to the Effective Time and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the indemnified parties thereunder (the "Indemnified Parties") as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by law.

          (b) For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms (including coverage) comparable to (and not substantially less advantageous than) those applicable to the current directors and officers of the Company; provided, however, that in no event will
                                       --------  -------
Parent or the Surviving Corporation be required to expend an annual premium for such coverage in excess of 150% of the annual premium currently paid by the Company.

          (c) This Section 5.11 shall survive the consummation of the Merger, is intended to benefit the Surviving Corporation and each Indemnified Party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the Indemnified Parties. Parent shall cause SmartForce, a Delaware corporation and a wholly-owned subsidiary of Parent, to guarantee to each person to whom the Surviving Corporation has obligations under this Section 5.11 that the Surviving Corporation will fulfill those obligations and agrees that each of those persons is an intended beneficiary of that guarantee and shall have the right to enforce it against SmartForce, with regard to himself or herself.

     5.12 Nasdaq Listing. Parent agrees to use reasonable efforts to cause the
          --------------
authorization for listing on Nasdaq of the Parent ADSs issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.13 Affiliates. Set forth in Section 5.13 of the Company Schedule is a
          ----------
list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate").

Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit C (the "Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the ADRs evidencing any Parent ADSs to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent ADSs, consistent with the terms of the Affiliate Agreement.

     5.14 Board of Directors of Parent; Officer Appointment. Parent will cause
          -------------------------------------------------
to be taken all actions necessary to appoint the Company's current chief executive officer (i) to the position of Chief Technology Officer of Parent effective as of the Effective Time and (ii) to the Board of Directors of Parent immediately after the Effective Time.

     5.15 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably
          --------------------------------------
practicable, Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the Irish Merger Act or any other merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. Company and Parent each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of Ireland or any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that Parent shall not be
                                 --------  -------
required to agree to any divestiture by Parent or the Company or any of Parent's or Company's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its subsidiaries, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.16 Tax-Free Reorganization. From and after the Effective Time, Parent
          -----------------------
will not take any action if such action would cause the Merger to fail to qualify as a tax-free reorganization described in Section 368(a) of the Code. Without limiting the generality of the foregoing, after the Merger, (a) Parent will cause Company to continue its historic business or use a significant portion of its historic business assets in a business and to comply with the reporting requirements set forth in Treasury Regulation Section 1.367(a)-3(c)(6); and (b) Parent will not, and will not permit the Company to, take any position in or with regard to their respective tax returns (or any amendments thereto) that is inconsistent with the treatment of the Merger as a tax-free reorganization described in Section 368 of the Code.

     5.17 Section 16 Matters. Prior to the Effective Time, the Board of
          ------------------
Directors of each of Parent and Company shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Company Stock Options held by Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent ADSs in exchange for Company Common Stock pursuant to the Merger, shall be exempt transactions for purposes of Section 16 of the Exchange Act by any officer or director of Company who may become a covered person for purposes of
Section 16 of the Exchange Act (a "Company Insider").

     5.18 Benefit Plans.
          -------------

          (a) As soon as administratively practicable after the Effective Time, Parent shall take commercially reasonable action so that employees of Company and its subsidiaries shall be entitled to participate in such employee benefit plans, programs or arrangements of Parent ("Parent Benefits Plans") so that each Company employee who becomes a Parent employee is eligible for benefits that are substantially similar in the aggregate to those provided to similarly-a situated employee of Parent and its subsidiaries (it being understood that inclusion of the employees of the Parent and its subsidiaries in the Parent Benefit Plans may occur at different times with respect to different plans). To the extent permitted under the Parent Benefits Plans, Parent shall cause each Parent Benefit Plan in which employees of the Parent and its subsidiaries are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with Company and its subsidiaries to the same extent such service was credited for such purposes by Company under comparable benefit plans (but in no event shall such accounting for prior service result in additional benefit accruals or amounts).

          (b) If former or active employees of Company or any of its subsidiaries become eligible to participate in a medical, dental or vision benefits plan of Parent, Parent shall use commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable medical, dental or vision benefits plans of Parent, (ii) honor under such plans any deductible, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Company Employee Plan prior to the Effective Time.

          (c) If, in accordance with Section 5.8(c) of this Agreement, Company is required to terminate its plan which is qualified under Section 401(k) of the Code (the "Company 401k Plan"), the Parent hereby agrees that, subject to the approval of the plan administrator and in accordance with the terms of the Parent's tax-qualified 401(k) plan (the "Parent's 401(k) Plan"), Parent will use commercially reasonable efforts to cause Parent's 401(k) Plan to accept rollovers or direct rollovers of "eligible rollover distributions" within the meaning of Section 402(c) of the Code made with respect to Company's employees pursuant to the Company's 401(k) Plan by reason of the transactions contemplated by this Agreement. Rollover amounts contributed to Parent's 401(k) Plan in accordance with this Section 5.18(c) shall at all times be 100% vested and shall be invested in accordance with the provisions of Parent's 401(k) Plan.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)  Stockholder Approvals. This Agreement shall have been approved
               ---------------------
and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of Company. The Share Issuance shall have been approved by the requisite vote under applicable Nasdaq rules and applicable law by the shareholders of Parent.

          (b)  Registration Statement Effective. The SEC shall have declared the
               --------------------------------
S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

          (c)  No Order; HSR Act. No Governmental Entity shall have enacted,
               -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (d)  Tax Opinions. Parent and Company shall each have received written
               ------------
opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Folely, Hoag & Eliot LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn. Each of the Company and Parent agrees to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e)  Nasdaq Listing. The Parent ADSs issuable to the stockholders of
               --------------
Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

     6.2  Additional Conditions to Obligations of Company. The obligation of
          -----------------------------------------------
Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Parent and Merger Sub contained in this Agreement (i) that are qualified as to Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time (except to the extent such representations and warranties shall refer to a specific date, in which case such representations and warranties shall have been so true and correct in all respects as of such date) with the same force and effect as if then made, (ii) contained in Section 3.3, 3.4, 3.12, 3.13 and 3.14 shall be true and correct in all material respects as of the date of this Agreement and as of immediately prior to the Effective Time, and (iii) that are not qualified as to Material Adverse Effect or referenced in clause (ii) shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date) with the same force and effect as if then made, except that this clause
(iii) shall be deemed to be satisfied so long as any failures of such representations and warranties to be true and correct, taken together, have not had a Material Adverse Effect on Parent (it being understood that for purposes of determining the accuracy of the representations and warranties referred to in clauses (ii) and (iii) all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent.

          (b)  Agreements and Covenants. Parent and Merger Sub shall have in all
               ------------------------
material respects performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub. The
          -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties of Company contained in this Agreement (i) that are qualified as to Material Adverse Effect shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time (except to the extent such representations and warranties shall refer to a specific date, in which case such representations and warranties shall have been so true and correct in all respects as of such date) with the same force and effect as if then made, (ii) contained in Section 2.3, 2.4, and 2.22 through 2.25 shall be true and correct in all material respects as of the date of this Agreement and as of immediately prior to the Effective Time, and (iii) that are not qualified as to Material Adverse Effect or referenced in clause (ii) shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time (except to the extent such representations and warranties shall have been made as of an earlier date, in which case such representations and warranties shall have been true and correct in all respects as of such earlier date) with the same force and effect as if then made, except that this clause (iii) shall be deemed to be satisfied so long as any failures of such representations and warranties to be true and correct, taken together, have not had a Material Adverse Effect on Company (it being understood that for purposes of determining the accuracy of the representations and warranties referred to in clauses (ii) and (iii) all qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

          (b)  Agreements and Covenants. Company shall have in all material
               ------------------------
respects performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

          (c)  Consents. Company shall have obtained all consents, waivers and
               --------
approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Section 6.3(c) of the Parent Schedule.

          (d)  Irish Merger Act. Either (i) the Minister for Enterprise, Trade
               ----------------
and Employment of Ireland (the "Minister") shall state in writing that she does not intend to make an order under Section 9 of the Irish Merger Act in relation to the proposed Merger; (ii) if she makes an order subject to conditions, the Parent shall have accepted the conditions to the proposed Merger set forth in the order; or (iii) if no such order is made and the Minister does not state in writing that she does not intend to make such order, the relevant period within the meaning of Section 6 of the Irish Merger Act shall have elapsed.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

     7.1  Termination. This Agreement may be terminated at any time prior to the
          -----------
Effective Time, whether before or after the requisite approval of the stockholders of Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) by either Company or Parent if the Merger shall not have been consummated by July 16, 2002 (the "Outside Date") for any reason; provided,
                                                                  --------
however, that the right to terminate this Agreement under this Section 7.1(b)
- -------
shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d) by either Company or Parent if (i) the approval of the stockholders of Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company stockholders duly convened therefor or at any adjournment thereof or
(ii) the approval by the shareholders of Parent of the Share Issuance required under applicable Nasdaq rules or applicable law shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Parent stockholders duly convened therefor or at any adjournment thereof; provided,
                                                                   --------
however, that the right to terminate this Agreement under this Section 7.1(d)
- -------
shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure to obtain such stockholder approval and such action or failure to act constitutes a breach of this Agreement;

          (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such
                                                     --------
inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent, then Company may not terminate this Agreement under this
Section 7.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if such breach by Parent is cured during such thirty (30)-day period);

          (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such
                                                     --------
inaccuracy in Company's representations and warranties or breach by Company is curable by Company, then Parent may not terminate this Agreement under this
Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonably efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) such breach by Company is cured during such thirty (30)-day period); or

          (g) by Parent, if (i) the Board of Directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its shareholders, (ii) the Board of Directors of Company shall have recommended to the stockholders of Company an Acquisition Proposal, (iii) the Company fails to comply with Section 5.2 or Section 5.4 in any material respect, (iv) an Acquisition Proposal shall have been announced or otherwise become publicly known and the Board of Directors of Company shall have
(A) failed to recommend against
acceptance of such by Company's stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its stockholders of an Acquisition Proposal involving a tender offer or exchange offer) or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within ten business days thereafter, or (v) the Board of Directors of Company resolves to take any of the actions described above (each of the foregoing, a "Trigger Event").

     7.2  Notice of Termination; Effect of Termination. Any termination of this
          --------------------------------------------
Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or such later time as may be required by Section 7.1). In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2,
Section 5.3(a), Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud in connection with, or any willful breach of, this Agreement (it being understood that, for purposes of this Section 7.2, the representations and warranties of Company and Parent in Sections 2 and 3 of this Agreement, respectively, are made solely as of the date of this Agreement). Payment of the fees described in Section 7.3(b) shall not be in lieu of damages, if any, incurred in the event of breach of this Agreement.

     7.3  Fees and Expenses.
          -----------------

          (a)  General. Except as set forth in this Section 7.3, all fees and
               -------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company
                                  --------  -------
shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto.

          (b)  Termination Fee.
               ---------------

               (i) In the event that (A) Parent shall terminate this Agreement pursuant to Section 7.1(g), (B) this Agreement shall be terminated pursuant to
Section 7.1(b), Section 7.1(d)(i) or Section 7.1(f) and (1) at or prior to such termination, there shall exist or have been proposed an Acquisition Proposal which has not been withdrawn prior to such termination and, solely with respect to a termination pursuant to Section 7.1(d))(i), such Acquisition Proposal shall have been publicly announced, and (2) within six months after such termination, Company shall enter into a definitive agreement with respect to any Company Acquisition (and such Company Acquisition is consummated regardless of whether such consummation occurs during such six month period) or any Company Acquisition shall be consummated, or (C) this Agreement shall be terminated pursuant to Section 7.1(d)(i) and prior to or concurrent with the Company Stockholders' Meeting or an adjournment thereof there shall have occurred a Trigger Event, then, in the case of (A) or (C), promptly after such termination, or in the case of (B), immediately prior to the consummation of such Company Acquisition, Company shall pay to Parent an amount in cash equal to $12.0 million (the "Termination Fee"). Notwithstanding the foregoing, a Termination Fee will not be payable pursuant to a termination pursuant to Section 7.1(b) if (a) as of the Outside Date (as such date may be extended pursuant to the terms of this Agreement): (i) the conditions set forth in Section 6.2(a) or 6.2(b) shall have not been satisfied or waived, (ii) the condition set forth in Section 6.1(e) shall have not been satisfied, (iii) the shareholders of Parent shall have voted against the Share Issuance at a meeting called for that purpose, or (iv) Parent's legal counsel shall have not delivered to Parent the opinion referenced in Section 6.1(d) and Company's legal counsel shall have delivered the opinion referenced in Section 6.1(d) to Company; or (b) Company shall have sustained the burden of proving, in a court of competent jurisdiction, that any of the following resulted from the material breach by Parent of its obligations under Sections 5.1, 5.2 and 5.15 of this Agreement (x) the S-4 shall have not been declared effective as of the Outside Date (as such date may be extended pursuant to the terms of this Agreement), (y) requisite waiting periods under the HSR Act shall have not expired or terminated early and requisite foreign antitrust approvals shall have not been obtained as of the Outside Date (as such date may be extended pursuant to the terms of this Agreement), or (z) the Parent Stockholders' Meeting shall have not been held as of the Outside Date (as such date may be extended pursuant to the terms of this Agreement).

               (ii) The Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Bank of America N.A. in effect on the date such payment was required to be made. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 55% of the aggregate equity interests in the surviving, resulting or acquiring entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 45% of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 45% of the voting power of the then outstanding shares of capital stock of the Company.

     7.4  Amendment. Subject to applicable law, this Agreement may be amended by
          ---------
the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and Company.


     7.5  Extension; Waiver. At any time prior to the Effective Time, any party
          -----------------
hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1  Survival of Representations and Warranties. The representations and
          ------------------------------------------
warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                    (a)  if to Parent or Merger Sub, to:

                         SmartForce PLC
                         900 Chesapeake Drive
                         Redwood City, CA 94063
                         Attention: Gregory M. Priest
                         Telecopy No.: (650) 817-5900

                         with copies to:

                         Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                         650 Page Mill Road
                         Palo Alto, California 94304-1050
                         Attention: Steven V. Bernard
                         Telecopy No.: (650) 493-6811

                         and to:

                         Wilson Sonsini Goodrich & Rosati
                         Professional Corporation
                         One Market
                         Spear Tower, Suite 3300
                         San Francisco, California 94105

                         Attention: Steve L. Camahort
                         Telecopy No.: (415) 947-2099

                    (b)  if to Company, to:


                         Centra Software, Inc.
                         430 Bedford Street
                         Lexington, MA 02420

                         Attention: Leon Navickas
                         Telecopy No.: (781) 994-9004

                         with a copy to:

                         Foley, Hoag & Eliot LLP
                         One Post Office Square
                         Boston, Massachusetts 02109
                         Attention: Robert L. Birnbaum and Robert W. Sweet, Jr. Telecopy No.: (617) 832-7000

     8.3  Interpretation; Definitions.
          ---------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b)  For purposes of this Agreement:

               (i) the term "knowledge" means with respect to a party hereto, with respect to any matter in question, the actual knowledge of the executive officers of such party after reasonable inquiry;

               (ii) the term "Material Adverse Effect," when used in connection with an entity, means any fact, change, event, development, violation, inaccuracy, circumstance or effect (any such item, an "Effect"), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its subsidiaries; provided, however, that, in no event
                                        --------  -------
shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (A) any Effect resulting from the announcement or pendency of the Merger, (B) any change in such entity's stock price or trading volume, in and of itself, (C) any Effect that results from changes affecting any of the industries in which such entity operates generally or the United States economy generally, or (D) any Effect that results from changes affecting general worldwide economic or capital market conditions;

                (iii) the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity;

                (iv) the term "Deposit Agreement" shall mean that certain Deposit Agreement, dated as of April 13, 1995, as amended and restated as of May 22, 1998, among Parent, The Bank of New York, as Depositary, and the owners and beneficial owners from time to time of American Depositary Receipts; and

                (v) the term "Affiliate Deposit Agreement" shall mean that certain Deposit Agreement, dated as of November 30, 1995, as amended and restated as of May 22, 1998, among Parent, The Bank of New York, as Depositary, and the owners and beneficial owners from time to time of Restricted American Depositary Receipts.

        8.4 Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the
            -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in
Section 5.11.

        8.6 Severability. In the event that any provision of this Agreement, or
            ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7 Other Remedies; Specific Performance. Except as otherwise provided
         ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8 Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.9 Rules of Construction. The parties hereto agree that they have been
         ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10 Assignment. No party may assign either this Agreement or any of its
          ----------
rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 8.10 shall be void.

                                      *****

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                           SMARTFORCE PLC


                                           By: /s/ Greg Priest
                                               ---------------------------------
                                           Name:  Greg Priest
                                                 -------------------------------
                                           Title: Chairman of the Board,
                                                  President and Chief Executive
                                                  Officer
                                                  ------------------------------


                                           ATLANTIC ACQUISITION CORP.


                                           By: /s/ David Drummond
                                               ---------------------------------
                                           Name:  David Drummond
                                                 -------------------------------
                                           Title: President
                                                  ------------------------------


                                           CENTRA SOFTWARE, INC.


                                           By: /s/ Leon Navickas
                                               ---------------------------------
                                           Name:  Leon Navickas
                                                 -------------------------------
                                           Title: Chairman and CEO
                                                  ------------------------------

                                   EXHIBIT A-1
                                   -----------

                        PERSONS TO SIGN VOTING AGREEMENTS

Leon Navickas
David Barrett
Richard D'Amore
Robert E. Hult
Anthony J. Mark
Stephen A. Johnson
Steven N. Lesser
Joseph M. Gruttadauria

                                  EXHIBIT A-2
                                  -----------


                        FORM OF COMPANY VOTING AGREEMENT

     THIS COMPANY VOTING AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of January __, 2002, by and between SmartForce PLC, a corporation organized under the laws of the Republic of Ireland ("Parent"), and the undersigned
                                            ------
stockholder (the "Stockholder") of Centra Software, Inc., a Delaware corporation
                  -----------
(the "Company").
      -------
                                    RECITALS
                                    --------

     A. The Company and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), which provides for the
                         ------------------------
merger (the "Merger") of a wholly owned subsidiary of Parent with and into the
             ------
Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive American Depositary Shares of Parent, as set forth in the Reorganization Agreement;

     B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number
                                                  ------------
of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

     C. In consideration of the execution of the Reorganization Agreement by Parent, Stockholder (solely in his or her capacity as such) agrees to vote the Shares (as defined below) so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Certain Definitions. Capitalized terms not defined herein shall have the
        -------------------
meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

        (a) "Expiration Date" shall mean the earlier to occur of (i) such date
             ---------------
and time as the Reorganization Agreement shall have been terminated pursuant to
Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

        (b) "Person" shall mean any (i) individual, (ii) corporation, limited
             ------
liability company, partnership or other entity, or (iii) governmental authority.

        (c) "Shares" shall mean: (i) all securities of the Company (including
             ------
all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned of record or beneficially by Stockholder as of the date of this Agreement; and

(ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date; provided that "Shares" shall not include any securities of Company sold pursuant to a plan for trading securities adopted prior to the date hereof by Stockholder designed to avail Stockholder of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act (a "Rule 10b5-1 Plan") or pursuant to a
                                       ----------------
margin agreement or similar agreement entered into by Stockholder prior to the date hereof.

           (d) Transfer. A Person shall be deemed to have effected a "Transfer"
               --------
of a security if such person directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such Person maintains all voting rights with respect to such security.

        2. Transfer of Shares.
           ------------------

           (a) Transferee of Shares to be Bound by this Agreement. Stockholder
               --------------------------------------------------
agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer (other than a Transfer (i) pursuant to a Rule 10b5-1 Plan adopted prior to the date hereof by Stockholder, (ii) pursuant to any margin agreement or similar agreement entered into by Stockholder prior to the date hereof which Transfer does not, when aggregated with all other Transfers after the date hereof and prior to the Expiration Date pursuant to any margin agreement or similar agreement by other directors and executive officers of Company, exceed 2.2% of the outstanding number of shares of common stock of Company as of the date hereof), (iii) made in accordance with the Reorganization Agreement, or (iv) specifically required by court order) of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may
                            ---------
reasonably request) and delivered such executed counterpart of this Agreement and the attached proxy to Parent.

           (b) Transfer of Voting Rights. Stockholder agrees that, during the
               -------------------------
period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares, except as expressly provided in this Agreement or as may be specifically required by court order.

           (c) No Limitation on Discretion as Director. This Agreement is
               ---------------------------------------
intended solely to apply to the exercise by Stockholder of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Stockholder who is a director of the Company with respect to, any action which may be taken or omitted by Stockholder acting in Stockholder's fiduciary capacity as a director of the Company.

3.      Agreement to Vote Shares.
        ------------------------

        (a)     Agreement to Vote. Until the Expiration Date, at every meeting
                -----------------
of the stockholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, Stockholder (in his or her capacity as such) shall cause the Shares to be voted (i) to adopt and approve the Reorganization Agreement and approve the Merger (the "Company Approval Matters"), (ii) in favor of any transaction
             ------------------------
contemplated by the Merger or the Reorganization Agreement and (iii) in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the consummation of the Merger and other transactions contemplated by the Reorganization Agreement (including, without limitation, against any Acquisition Proposal).

        (b)     No other Agreement. Prior to the Expiration Date, the
                ------------------
Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this
Section 3.

     4. Irrevocable Proxy. Concurrently with the execution of this Agreement,
        -----------------
Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent
- ---------       -----
permissible by law, with respect to the Shares.

     5. Representations and Warranties of the Stockholder. Stockholder (i) is
        -------------------------------------------------
the beneficial owner of the shares of Company Common Stock indicated on the final page of this Agreement; (ii) on and as of the date hereof, does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy (including but not limited to the voting of the Shares in favor of any transaction contemplated by the Merger or the Reorganization Agreement).


     6. Additional Documents; Consents. Stockholder (solely in his or her
        ------------------------------
capacity as such) hereby covenants and agrees to (a) execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement, and (b) obtain any consents or approvals necessary or desirable, in the reasonable opinion of Parent, to carry out the intent of this Agreement.

     7. Termination.  This Agreement shall terminate and shall have no further
        -----------
force or effect as of the Expiration Date.

     8. Miscellaneous.
        -------------

        (a)     Severability.  If any term, provision, covenant or restriction
                ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

           (b) Binding Effect and Assignment. This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

           (c) Amendments and Modification. This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

           (d) Specific Performance; Injunctive Relief. The parties hereto
               ---------------------------------------
acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

           (e) Notices. All notices and other communications pursuant to this
               -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

           If to Parent:             SmartForce PLC
                                     900 Chesapeake Drive
                                     Redwood City, CA 94063
                                     Telecopy No: (650) 817-5070
                                     Attention: Gregory M. Priest

           With copies to:           Wilson Sonsini Goodrich & Rosati
                                     Professional Corporation
                                     650 Page Mill Road
                                     Palo Alto, CA 94304-1050
                                     Telecopy No: (650) 493-6811
                                     Attention: Steven V. Bernard

                                     and

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           One Market
                           Spear Street Tower, Suite 3300
                           San Francisco, California 94105
                           Telecopy No:  (415) 947-2099
                           Attention:  Steve L. Camahort

        If to Stockholder: To the address for notice set forth on the signature page hereof.

        (f)     Governing Law. This Agreement shall be governed by the laws of
                -------------
the State of Delaware, without reference to rules of conflicts of law.

        (g)     Entire Agreement. This Agreement and the Proxy contain the
                ----------------
entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

        (h)     Effect of Headings. The section headings are for convenience
                ------------------
only and shall not affect the construction or interpretation of this Agreement.

        (i)     Counterparts. This Agreement may be executed in several
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in his capacity as a stockholder. Such signature in no way affects his obligations as an officer or director of the Company.


SMARTFORCE PLC                         STOCKHOLDER


By:_________________________________   By:____ _________________________________
   Signature of Authorized Signatory      Signature

Name:_______________________________   Name:
                                            ____________________________________

Title:______________________________   Title:
                                              __________________________________

                                       _________________________________________

                                       _________________________________________
                                       Print Address

                                       _________________________________________
                                       Telephone

                                       _________________________________________
                                       Facsimile No.

                                       Shares beneficially owned:

                                       __________ shares of Company Common Stock

                                       __________ shares of Company Common Stock issuable upon exercise outstanding options, warrants or other rights



                      [Signature Page to Voting Agreement]

                                    Exhibit A

                                IRREVOCABLE PROXY

     The undersigned stockholder of Centra Software, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints _____________________ and ____________________________ and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance
                                                        ------
with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Company Voting Agreement of even date herewith by and among SmartForce PLC, a corporation organized under the laws of the Republic of Ireland ("Parent"), and the
                                                      ------
undersigned stockholder (the "Voting Agreement"), and is granted in
                              ----------------
consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), by and among Parent, a
                         ------------------------
wholly owned subsidiary of Parent ("Merger Sub") and the Company. The
                                    ----------
Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term
                                           ------
"Expiration Date" shall mean the earlier to occur of (i) such date and time as
 ---------------
the Reorganization Agreement shall have been validly terminated pursuant to
Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and in every written consent in lieu of such meeting (i) in favor of the Reorganization Agreement and to approve the Merger (the "Company Approval
                                                                ----------------
Matters"), (ii) in favor of any transaction contemplated by the Merger or the
- -------
Reorganization Agreement and (iii) in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the consummation of the Merger and other transactions contemplated by the Reorganization Agreement (including, without limitation, against any Acquisition Proposal).

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date; provided that, solely with respect to (i) Shares sold prior to the Expiration Date pursuant to a plan for trading securities (a "Trading Plan") adopted prior to the date hereof by the undersigned stockholder designed to avail the undersigned stockholder of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act ("Rule 10b5-1 Shares") or (ii) Shares sold prior to the Expiration Date pursuant to any margin agreement or similar agreement entered into prior to the date hereof by the undersigned stockholder ("Margin Shares"), this Proxy shall terminate and be of no further force and effect with respect to such Rule 10b5-1 Shares or Margin Shares immediately prior to the sale of such Rule 10b5-1 Shares or Margin Shares pursuant to any Trading Plan or margin agreement or similar agreement, respectively. The undersigned is executing this Proxy only in his capacity as a stockholder. Such signature in no way affects his obligations as an officer or director of the Company


Dated: January __, 2002

                                Signature of Stockholder:_______________________

                                Print Name of Stockholder:______________________

                                Shares beneficially owned:

                                     ________ shares of the Company Common Stock

                                     ________ shares of the Company Common Stock issuable upon exercise of outstanding options, warrants or other rights.

                      [Signature Page to Irrevocable Proxy]

                                   EXHIBIT B-1
                                   -----------

                        PERSONS TO SIGN VOTING AGREEMENTS

Gregory Priest
David Drummond
Thomas F. McKeagney
Jeffrey Newton
Ronald Conway
John Grillos
Patrick McDonagh
James Krzywicki
Ferdinand von-Prondzynski

                                   EXHIBIT B-2
                                   -----------

                         FORM OF PARENT VOTING AGREEMENT

       THIS PARENT VOTING AGREEMENT (this "Agreement") is made and entered into
                                           ---------
as of January __, 2002, by and between Centra Software, Inc., a Delaware corporation (the "Company") and the undersigned stockholder (the "Stockholder")
                  -------                                         -----------
of SmartForce PLC, a corporation organized under the laws of the Republic of Ireland ("Parent").
          ------
                                    RECITALS
                                    --------

       A. The Company and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement"), which provides for
                                ------------------------
the merger (the "Merger") of a wholly owned subsidiary of Parent with and into
                 ------
the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive American Depositary Shares of Parent, as set forth in the Reorganization Agreement;

       B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such
                                                      ------------
number of shares of the outstanding capital stock of the Parent and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

       C. In consideration of the execution of the Reorganization Agreement by Company, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) so as to facilitate consummation of the Merger.

       NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

       1.  Certain Definitions. Capitalized terms not defined herein shall have
           -------------------
the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

           (a)  "Expiration Date" shall mean the earlier to occur of (i) such
                 ---------------
date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

           (b)  "Person" shall mean any (i) individual, (ii) corporation,
                 ------
limited liability company, partnership or other entity, or (iii) governmental authority.

           (c)  "Shares" shall mean: (i) all securities of the Parent (including
                 ------
all Parent Ordinary Shares, Parent American Depositary Shares ("ADSs") and all
                                                                ----
options, warrants and other rights to acquire Parent Ordinary Shares or ADSs) owned of record or beneficially by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Parent (including all additional Parent Ordinary Shares or ADSs and all additional options, warrants and other rights to acquire Parent Ordinary Shares or ADSs) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date; provided that "Shares" shall not include any securities of Parent sold pursuant to a plan for trading securities adopted prior to the date hereof by Stockholder designed to avail Stockholder of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act (a "Rule 10b5-1 Plan") or pursuant to a margin agreement or similar agreement
    ----------------
entered into by Stockholder prior to the date hereof.

           (d)  Transfer. A Person shall be deemed to have effected a "Transfer"
                --------                                               --------
of a security if such person directly or indirectly: (i) sells, offers to sell, makes any short sales of, pledges, encumbers, lends, hypothecates, enters into any type of equity swap or hedging of, grants an option with respect to, transfers or disposes of such security, any interest therein, or the economic consequences of ownership of such security or (ii) enters into an agreement, contract or commitment providing for the sale of, making any short sales of, pledge of, lending of, encumbrance of, equity swap or hedging of, grant of an option with respect to, transfer of or disposition of such security, any interest therein or the economic consequences of ownership of such security, other than any such actions pursuant to which such Person maintains all voting rights with respect to such security.

       2.  Transfer of Shares.
           ------------------

           (a)  Transferee of Shares to be Bound by this Agreement. Stockholder
                --------------------------------------------------
agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer (other than a Transfer (i) pursuant to a Rule 10b5-1 Plan adopted prior to the date hereof by Stockholder, (ii) pursuant to any margin agreement or similar agreement entered into by Stockholder prior to the date hereof which Transfer does not, when aggregated with all other Transfers after the date hereof and prior to the Expiration Date pursuant to any margin agreement or similar agreement by other directors and executive officers of Parent, exceed 2.2% of the outstanding number of ADSs of Parent as of the date hereof), or (iii) specifically required by court order) of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Company may
                            ---------
reasonably request) and delivered such executed counterpart of this Agreement and the attached proxy to Company.

           (b)  Transfer of Voting Rights. Stockholder agrees that, during the
                -------------------------
period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares, except as expressly provided in this Agreement or as may be specifically required by court order.

           (c)  No Limitation on Discretion as Director. This Agreement is
                ---------------------------------------
intended solely to apply to the exercise by Stockholder of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of Stockholder who is a director of the Parent with respect to, any action which may be taken or omitted by Stockholder acting in Stockholder's fiduciary capacity as a director of the Parent.

       3.  Agreement to Vote Shares.
           ------------------------

           (a)  Agreement to Vote. Until the Expiration Date, at every meeting
                -----------------
of the stockholders of the Parent called, and at every adjournment thereof, and on every action or approval by written consent, proxy or otherwise of the stockholders of the Parent, Stockholder (solely in his or her capacity as such) shall cause the Shares to be voted (i) to approve the issuance of the Parent ADSs pursuant to the Merger (the "Parent Approval Matters"), (ii) in favor of
                                  -----------------------
any transaction contemplated by the Merger or the Reorganization and (iii) in favor of any matter that could reasonably be expected to facilitate the Merger.

           (b)  No other Agreement. Prior to the Expiration Date, the
                ------------------
Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this
Section 3.

       4.  Irrevocable Proxy. Concurrently with the execution of this Agreement,
           -----------------
Stockholder agrees to deliver to Company a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent
- ---------       -----
permissible by law, with respect to the Shares.

       5.  Representations and Warranties of the Stockholder. Stockholder (i) is
           -------------------------------------------------
the beneficial owner of the Parent Ordinary Shares or ADSs indicated on the final page of this Agreement; (ii) on and as of the date hereof, does not beneficially own any securities of the Company other than the Parent Ordinary Shares or ADSs and options and warrants to purchase Parent Ordinary Shares or ADSs indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy (including but not limited to the voting of the Shares in favor of any transaction contemplated by the Merger or the Reorganization Agreement).

       6.  Additional Documents; Consents. Stockholder (solely in his or her
           ------------------------------
capacity as such) hereby covenants and agrees to (a) execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Company, to carry out the intent of this Agreement, and (b) obtain any consents or approvals necessary or desirable, in the reasonable opinion of Company, to carry out the intent of this Agreement.

       7.  Termination. This Agreement shall terminate and shall have no
           -----------
further force or effect as of the Expiration Date.

       8.  Miscellaneous.
           -------------

           (a)  Severability. If any term, provision, covenant or restriction
                ------------
of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     (b) Binding Effect and Assignment. This Agreement and all of the provisions
         -----------------------------
hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

     (c) Amendments and Modification. This Agreement may not be modified,
         ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge
         ---------------------------------------
that Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Company upon any such violation, Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Company at law or in equity.

     (e) Notices. All notices and other communications pursuant to this
         -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

     If to Company:     Centra Software, Inc.
                        430 Bedford Street
                        Lexington, MA 02420
                        Telecopy No: (781) 994-9004
                        Attention: Leon Navickas

     With copies to:    Foley Hoag & Eliot LLP
                        One Post Office Square
                        Boston, MA 02109
                        Telecopy No: (617) 832-7000
                        Attention: Robert Sweet


     If to Stockholder: To the address for notice set forth on the signature page hereof.

     (f) Governing Law. This Agreement shall be governed by the laws of the
         -------------
State of Delaware, without reference to rules of conflicts of law. If, however, the laws of the Republic of Ireland require that Irish law be applied to this Agreement, then in any such case the laws of the Republic of Ireland shall govern.

     (g) Entire Agreement. This Agreement and the Proxy contain the entire
         ----------------
understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     (h) Effect of Headings. The section headings are for convenience only and
         ------------------
shall not affect the construction or interpretation of this Agreement.

     (i) Counterparts. This Agreement may be executed in several counterparts,
         ------------
each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [The remainder of this page has been intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in his capacity as a stockholder. Such signature in no way affects his obligations as an officer or director of the Parent.

CENTRA SOFTWARE, INC.                                         STOCKHOLDER

By:____________________________________    By:_____ ____________________________
   Signature of Authorized signatory         Signature

Name:__________________________________    Name:___ ____________________________


Title:_________________________________    Title:__ ____________________________

                                           _____________________________________

                                           ________ ____________________________
                                           Print Address

                                           ________ ____________________________


                                           ________ ____________________________
                                           Telephone

                                           ________ ____________________________
                                           Facsimile No.


                                           Shares beneficially owned:


                                           ________ __ Parent ADS or Ordinary
                                           Shares

                                           ________ __ Parent ADS or Ordinary
                                           Shares issuable upon exercise of
                                           outstanding options, warrants or
                                           other rights

                      [Signature Page to Voting Agreement]

                                    Exhibit A

                                IRREVOCABLE PROXY

     The undersigned stockholder of SmartForce PLC, a public limited company organized under the laws of the Republic of Ireland (the "Parent"), hereby
                                                          ------
irrevocably (to the fullest extent permitted by law) appoints ____________________________ and _____________________________________ and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Parent Ordinary Shares or American Depositary Shares ("ADSs") that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Parent issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares
     ------
beneficially owned by the undersigned stockholder of the Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Parent Voting Agreement of even date herewith by and among Centra Software, Inc., a Delaware corporation ("Company"), and the undersigned stockholder (the "Voting
                                                               ------
Agreement"), and is granted in consideration of Company entering into that
- ---------
certain Agreement and Plan of Merger and Reorganization (the "Reorganization
                                                              --------------
Agreement"), by and among Parent, a wholly owned subsidiary of Parent ("Merger
- ---------                                                               ------
Sub") and the Company. The Reorganization Agreement provides for the merger of
- ---
Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to
 ------                              ---------------

occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Parent and in every written consent in lieu of such meeting (i) in favor of the Parent Approval Matters (as defined in the Voting Agreement), (ii) in favor of any transaction contemplated by the Merger or the Reorganization and
(iii) in favor of any matter that could reasonably be expected to facilitate the Merger.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date; provided that, solely with respect to Shares sold prior to the Expiration Date pursuant to a plan for trading securities (a "Trading Plan") adopted prior to the date hereof by the undersigned stockholder designed to avail the undersigned stockholder of the affirmative defense provided by Rule 10b5-1 promulgated under the Exchange Act ("Rule 10b5-1 Shares") or (ii) Shares sold prior to the Expiration Date pursuant to any margin agreement or similar agreement entered into prior to the date hereof by the undersigned stockholder ("Margin Shares"), this Proxy shall terminate and be of no further force and effect with respect to such Rule 10b5-1 Shares or Margin Shares immediately prior to the sale of such Rule 10b5-1 Shares or Margin Shares pursuant to any Trading Plan or margin agreement or similar agreement, respectively. The undersigned is executing this Proxy only in his capacity as a stockholder. Such signature in no way affects his obligations as an officer or director of the Parent.

Dated: January __, 2002

                                   Signature of Stockholder:____________________

                                   Print Name of Stockholder:___________________

                                   Shares beneficially owned:___________________

                                       ________ __ Parent ADS or Ordinary Shares

                                       ________ __ Parent ADS or Ordinary Shares issuable upon exercise of outstanding options, warrants or other rights.

                      [Signature Page to Irrevocable Proxy]

                                    EXHIBIT C
                                    ---------

                           FORM OF AFFILIATE AGREEMENT

     THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of
                                     ---------
January _, 2002, by and between SmartForce PLC, a public limited company organized under the laws of the Republic of Ireland ("Parent"), and the
                                                      ------
undersigned stockholder who may be deemed an affiliate ("Affiliate") of Centra
                                                         ---------
Software, Inc., a Delaware corporation ("Company"). Capitalized terms used but
                                         -------
not otherwise defined herein shall have the meanings ascribed to them in the Reorganization Agreement (as defined below).

                                    RECITALS
                                    --------

     A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Merger and Reorganization (the "Reorganization
                                                         --------------
Agreement") which provides for the merger (the "Merger") of a wholly-owned
- ---------
subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the
                       ----------
Merger, all outstanding capital stock of the Company (the "Company Capital
                                                           ---------------
Stock") shall be converted into the right to receive American Depositary Shares
- -----
of Parent as described in the Reorganization Agreement;

     B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 145 ("Rule 145") of the Rules and Regulations promulgated under the Securities
      --------
Act of 1933, as amended (the "Securities Act") by the Securities and Exchange
                              --------------
Commission (the "SEC"); and
                 ---

     C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Reorganization Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1.  Acknowledgments by Affiliate. Affiliate acknowledges and understands
         ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Parent, the Company and their respective affiliates and counsel, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Reorganization Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

     2.  Beneficial Ownership of Company Capital Stock. The Affiliate is the
         ---------------------------------------------
sole record and beneficial owner of the number of shares of Company Capital Stock set forth next to its name on the signature page hereto (the "Shares").
                                                                    ------
Except for Shares subject to a margin agreement or similar agreement, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Affiliate is party or by which it is bound obligating Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Shares constitute all shares of Company Capital Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which Affiliate is party. Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger.

     3.   Compliance with Rule 145 and the Securities Act.
          -----------------------------------------------

          (a) Affiliate has been advised that (i) the issuance of Parent ADSs in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4, and the resale of such shares shall be subject to restrictions set forth in Rule 145, and (ii) Affiliate may be deemed to be an affiliate of the Company as defined by paragraphs (c) and (d) of Rule 145. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any American Depositary Shares ("Parent ADSs") issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d)(1) and, to the extent required by the terms of the Deposit Agreement (as defined below), Rule 144(h), or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. Affiliate acknowledges that the Parent ADSs issued to Affiliate in the Merger will be deposited in a restricted ADR (as defined below) facility pursuant to that certain Deposit Agreement, dated as of November 30, 1995, as amended and restated as of May 22, 1998, among Parent, The Bank of New York and all owners and beneficial owners from time to time of restricted ADRs issued thereunder (the "Deposit Agreement") and that, pursuant to the Deposit Agreement, among other things, except as provided in clause (ii) of the preceding sentence, sales of Parent ADSs issued to Affiliate in the Merger may only be effected pursuant to Rule 145(d)(1). In addition to any other requirements of this Agreement, Affiliate agrees to comply with the requirements of Rule 144(h) with respect to the sale, transfer or other disposition of Parent ADSs acquired by Affiliate in the Merger to the extent required by the terms of the Deposit Agreement.

          (b) Parent shall give stop transfer instructions to its transfer agent with respect to any Parent ADSs received by Affiliate pursuant to the Merger and there shall be placed on the American Depositary Receipt ("ADR") representing
                                                           ---
such Parent ADSs, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d)(1) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH

          TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute ADR without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) written evidence satisfactory to Parent that the shares have been sold in compliance with Rule 145(d)(1) (in which case, the substitute ADR shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

          (c) Affiliate understands that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the ADRs issued to his transferee:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES" ACT) OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH SALE, PLEDGE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT."

     4.   No Obligation to Register. Affiliate understands that Parent is under
          -------------------------
no obligation to register the sale, transfer or other disposition of the Parent ADSs by or on Affiliate's behalf under the Act or, to take any other action necessary in order to make compliance with an exemption from such registration available.

     5.   Termination. This Agreement shall automatically terminate and shall be
          -----------
of no further force and effect in the event of the termination of the Reorganization Agreement pursuant to Article VII of the Reorganization Agreement.

     6.   Miscellaneous.
          -------------

          (a)  Waiver; Severability. No waiver by any party hereto of any
               --------------------
condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (b)  Binding Effect and Assignment. This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

          (c)  Amendments and Modification. This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d)  Injunctive Relief. Each of the parties acknowledge that (i) the
               -----------------
covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of Parent and the Company; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Parent and the Company which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Parent and the Company shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

          (e)  Governing Law. This Agreement shall be governed by and construed,
               -------------
interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (f)  Entire Agreement. This Agreement sets forth the entire
               ----------------
understanding of Affiliate and Parent relating to the subject matter hereof and supersedes all prior agreements and understandings between Affiliate and Parent relating to the subject matter hereof.

          (g)  Attorneys' Fees. In the event of any legal actions or proceeding
               ---------------
to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

          (h)  Further Assurances. Affiliate shall execute and/or cause to be
               ------------------
delivered to Parent such instruments and other documents and shall take such other actions as Parent may reasonably request to effectuate the intent and purposes of this Agreement.

          (i) Third Party Reliance. Counsel to Parent shall be entitled to rely
              --------------------
upon this Affiliate Agreement.

          (j) Survival. The representations, warranties, covenants and other
              --------
provisions contained in this Agreement shall survive the Merger.

          (k) Notices. All notices and other communications pursuant to this
              -------
Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to Parent:      SmartForce PLC
                             900 Chesapeake Drive
                             Redwood City, CA 94063
                             Attention: Gregory M. Priest
                             Facsimile: (650) 817-5070

          With a copies to:  Wilson Sonsini Goodrich & Rosati
                             Professional Corporation
                             650 Page Mill Road
                             Palo Alto, CA  94304-1050
                             Attention: Steven V. Bernard
                             Facsimile: (650) 493-6811

                             and

                             Wilson Sonsini Goodrich & Rosati
                             Professional Corporation
                             One Market
                             Spear Tower, Suite 3300
                             San Francisco, CA 94105
                             Attention: Steve L. Camahort
                             Facsimile: (415) 947-2099

          If to Affiliate: To the address for notice set forth on the signature page hereof.

          (l)  Counterparts. This Agreement shall be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

SMARTFORCE PLC                            AFFILIATE


By:___________________________________    By:___________________________________

Name:_________________________________    Affiliate's Address for Notice:

Title:________________________________    _______ ______________________________

                                          _______ ______________________________

                                          _______ ______________________________


                                          Shares beneficially owned:
                                          _______ shares of Company Common Stock

                                          _______ shares of Company Common Stock
                                                  issuable upon exercise of
                                                  outstanding options, warrants
                                                  or other rights

                                          _______ shares of Parent ADS






                     [Signature Page to Affiliate Agreement]